Exhibit (h)(4)

ADDENDUM TO THE SPONSOR SCHEDULE BY AND BETWEEN
STRATEGIC CAPITAL ADVISORY SERVICES, LLC,
SIC ADVISORS LLC AND DST SYSTEMS, INC.

THIS ADDENDUM TO THE SPONSOR SCHEDULE dated March 1, 2012 to the Agency Agreement originally dated as of the 28th day of April, 2011 by and between STRATEGIC CAPITAL ADVISORY SERVICES, LLC, a limited liability company existing under the laws of the State of Delaware, having its principal place of business at 610 Newport Center Drive, Suite 350, Newport Beach, California 92660 (“SCAS”), DST SYSTEMS, INC., a corporation existing under the laws of the State of Delaware, having its principal place of business at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105 (“DST”), and SIC ADVISORS, LLC, a limited liability company existing under the laws of the State of Delaware, having its principal place of business at 280 Park Avenue, 6th Floor East, New York, New York 10017 (herein referred to as the “Sponsor”) is entered into as of June 30, 2016 (the “Addendum Effective Date”). Terms not otherwise defined in this Addendum shall have the meaning ascribed thereto in the Agency Agreement. For purposes of the Sponsor Schedule and this Addendum, “Fund” shall mean Sierra Income Corporation and “Sponsor” shall mean Medley, LLC.

WHEREAS, SCAS and DST entered into that certain Agency Agreement on the 28th day of April, 2011 (including all amendments and addendums thereto, the “Agency Agreement”);

WHEREAS, under the Agency Agreement, DST provides to the Sponsors and the Funds certain agency services as described therein; and

WHEREAS, DST and SCAS previously entered into the Sponsor Schedule with the Sponsor on behalf of the Fund (the “Sponsor Schedule”), adopting the terms of the Agency Agreement (together with the Agency Agreement, referred to as the “Agreement”);

WHEREAS, DST, SCAS, the Sponsor and the Fund wish to amend the Agreements to include SIERRA TOTAL RETURN FUND as a party to the Agreement and make other changes described herein, and;

WHEREAS, DST, SCAS, the Sponsor and the Fund now agree to modify the Sponsor Schedule as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1.	SIERRA TOTAL RETURN FUND hereby agrees to (a) become a party to the Agency Agreement (including all ancillary agreements, which terms are incorporated herein by reference); and (b) be bound by all terms and conditions of the Agreement as a “Fund” or “Customer” (as such terms are used in the Agreements), having such rights, entitlements and obligations as set forth in the Agreements as if it had executed them originally. By its signature below, SIERRA TOTAL RETURN FUND confirms to DST, as of the Addendum Effective Date hereof, the representations and warranties of the Fund or Customer set forth in the Agreement. SIERRA TOTAL RETURN FUND acknowledges receipt of a copy of the Agreement.

2.	Each DST, SCAS, the Sponsor and the existing Fund hereby agree to accept SIERRA TOTAL RETURN FUND as a party to the Agreement and that SIERRA TOTAL RETURN FUND shall be a “Fund” or “Customer” (as such terms are used in the Agreement) under the Agreement, having such rights, entitlements and obligations as set forth in the Agreement.

3.	Notwithstanding any contrary language in the Sponsor Schedule, the parties agree to amend the Sponsor Schedule to reflect a new Initial Term which shall commence upon the Addendum Effective Date and continue for a period of sixty (60) months.

4.

The parties agree to delete Section 2.b, Section 2.d, and Section 2.e of the Sponsor Schedule in their entirety and replace it with the following:

“This Sponsor Schedule (but not the Agency Agreement to which this Schedule relates, or any other Sponsor Schedule to the Agency Agreement) may be terminated by either the Trust(s), SCAS or DST (each a “party” and collectively the “parties”), effective as of the last day of the then current Term of this Sponsor Schedule by the giving to the other parties at least thirty (30) days’ prior written notice; provided, however, that the effective date of any termination shall not occur during the period from December 15 through February 28th of any year to avoid adversely impacting year end. A termination of this Sponsor Schedule shall have no effect on any other Sponsor Schedule under the Agreement. In addition, notwithstanding anything herein to the contrary, each Trust, SCAS or DST in addition to any other rights and remedies, shall have the right to terminate this Addendum forthwith upon the occurrence at any time of any of the following events: (a) the bankruptcy of a party or its assigns or the appointment of a receiver for a party or its assigns; or (b) a material breach of the Agreement by the party including without limitation a breach by DST or its assigns in performing its duties in accordance with the Agency Agreement, which failure materially adversely affects the business of any party, which breach continues for thirty (30) days after receipt of written notice from the non-breaching party. Upon a Change of Control of a Trust, such Trust, but no other Trust, shall have a right to terminate its obligations under the Agreement and remove itself from the Agreement. A “Change of Control” shall be deemed to have occurred if there occurs a purchase or sale (of all or substantially all equity or assets), merger, business combination, consolidation, listing on a national, public, securities exchange (a “Listing”), foreign re-domiciliation, recapitalization or other reorganization of the Trust, whether or not such is approved by the board of directors of the Trust (the “Board of Directors”) but which causes the Trust to cease to exist as a legal entity, provided however that during the term of the Agreement at least one Trust will be bound by this Agreement. Such termination will be effective upon the later to occur of (i) the Change of Control, or (ii) 30 days after the Trust provides DST notice of an impending Change of Control. For clarification, the terminating Trust will be responsible for the payment to DST of the Closed Account Fees set forth in Exhibit C as well as any Deconversion Fees as set forth on Exhibit C. The remaining Trust(s) under the Agreement will be responsible for the payment to DST of the Fees specified in Exhibit C, and all outstanding Fees owed by a terminating Trust must be pre-paid by such Trust prior to de-conversion. In the event a Trust terminates due to a Change of Control as set forth herein and such Trust is the last remaining Trust, that Trust will be responsible for the payment to DST of a sum equal to the lesser of: (i) twelve (12) months’ fees under the Agreement, or (ii) the fees for the remainder of the term of the Agreement.

5.	Addendum to Agency Agreement.

Effective as of the Addendum Effective Date, Exhibit C – Fee Schedule, of the Agency Agreement is hereby deleted in its entirety and replaced with the new Exhibit C – Fee Schedule, attached hereto. The Sponsor and the Fund agree to incorporate the terms of the Fee Schedule within the Sponsor Schedule.

6.	No Other Changes; Conflict. Subject to the specific modifications made in this Addendum, all terms and conditions of the Agreement shall remain in full force and effect and shall apply to this Addendum. In the event of any conflict or inconsistency between the provisions of the Agreement and this Addendum, the provisions of this Addendum shall control with respect to the subject matter set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed in their names and on their behalf by and through their duly authorized officers as of the Addendum Effective Date.

STRATEGIC CAPITAL ADVISORY		DST SYSTEMS, INC.
SERVICES, LLC

By:		By:

Name:	President	Name:	Christopher G. Shaw

SIC ADVIRSORS, LLC		MEDLEY, LLC

By:		By:

Title:	Chief Financial Officer	Title:	Chief Financial Officer

SIERRA TOTAL RETURN FUND		SIERRA INCOME CORPORATION

By:		By:

Title:	Chief Financial Officer	Title:	Chief Financial Officer

EXHIBIT C

DST SYSTEMS, INC.

STRATEGIC CAPITAL FEE SCHEDULE

TERM: 5 YEARS

APRIL 1, 2016 – MARCH 31, 2021

I.	Account Service Fees:

A.	Complex Minimum Fee (per sponsor)	$100,000 per year per sponsor

(Note: Complex minimum fee will apply at an individual sponsor level. Complex minimum fee will apply to the initial product offering. Product offerings will be discounted 50% in the first year following initial escrow break.)

B.	Account and Processing Fees Compared to Minimum:

Open Account Fee:*
0 - 10,000	$28.00 per acct per year
10,001 - 20,000	$26.75 per acct per year
20,001 - 30,000	$25.50 per acct per year
30,001 - 50,000	$24.25 per acct per year
50,001 - 75,000	$22.00 per acct per year
75,001 - 100,000	$19.75 per acct per year
100,001 +	$17.75 per acct per year
Open Account Level 3 Discount	$2.00 per acct per year Closed
Account Fee	$1.50 per acct per year
New Account Setup Fee - Manual[1]	$10.00 per NASU
New Account Setup Fee - Semi-automated[2]	$5.00 per NASU
New Account Setup Fee - Automated[3]	$2.00 per NASU
Phone Calls	$5.39 per call
Manual Correspondence	$5.39 per item
Sales Connect Monthly Fees	Exhibit C.3

*For purposes of the per account fees, the number of accounts in each Trust shall be aggregated and each Trust shall receive the same per account pricing, which shall be based upon the aggregate number of accounts among all Trusts. By way of example, if there are an aggregate of 100,000 accounts among all of the Trusts that are set forth in each Sponsor Schedule, then each Trust would pay $23.65 per account per year.

(Note: Complex Minimum (Section I.A) applies unless aggregate charges in the affected month included in Section I.B for that sponsor exceed one-twelfth of the annual minimum. Complex Minimum starts when escrow of the first Trust is broken and contract Term commences to age.)

[1]	Fee applies to manual new accounts established by DST.
[2]	Fee applies to new accounts established outside of DST, but still require DST to receive paperwork.
[3]	Fee applies to automated new accounts established without receipt of paperwork required by DST.

EXHIBIT C
FEE SCHEDULE

II.	Interval Fund Fees: (calculated at individual CUSIP level)

A.	CUSIP Minimum Fee	$25,000 per CUSIP per year
B.	Account and Processing Fees Compared to Minimum:

Open Account Fee (calculated per CUSIP; no aggregation)
	0 - 50,000	$7.50 per acct per year
	50,001 +	$5.00 per acct per year
	Closed Account Fee	$1.50 per acct per year
	New Account Setup Fee - Manual[4]	$10.00 per NASU
	New Account Setup Fee – Semi-automated[5]	$5.00 per NASU
	New Accounts Setup Fee – Automated[6]	$2.00 per NASU
	Phone Calls	$5.39 per call
	Manual Correspondence	$5.39 per item
	Redemption Fees	$10.00 per redemption

C.	Asset Based Fees (basis points) (calculated per CUSIP; no aggregation)
	$0 - $250M	2.5 Basis Points
	$251M - $500M	2.0 Basis Points
	$501M - $1B	1.5 Basis Points
	>$1B	1.0 Basis Points

(Note: CUSIP Minimum (Section II.A applies unless and until the charges in Section II.B and II.C exceed the then current CUSIP Minimum Fee, at which time the fees in II.B and II.C apply.)

III.	Listed Product Account Fees:

Open Accounts	$2.25 per position in first class
Open Accounts	$1.58 per position in additional
classes 2, 3, & 4
Account Fee Minimum	$25,000 per year
Closed Account Fee	$1.00 per acct per year
Listing Event One Time Fee	$3.00 per position at time of listing

IV.	Listed Product Transaction Based Fees (apply during pre and post listed periods):

Direct Reinvestment Plan
Administration Fee (per DRP Program)	$24,000 per year
DRP per Account Participation Fee	$1.20 per year

Activity Based Fees
Incoming / Outgoing Telephone Calls	$5.39 per call

[4]	Fee applies to manual new accounts established by DST.
[5]	Fee applies to new accounts established outside of DST, but still require DST to receive paperwork.
[6]	Fee applies to automated new accounts established without receipt of paperwork required by DST.

EXHIBIT C
FEE SCHEDULE

Account Processing Fees
Transaction Maintenance	$ 2.00 per item
Share Purchase Program	$10.00 per item
Manual Transfers	$10.00 per item
Correspondence	$5.39 per item
Automated DRS Transfers	$1.00 per item
DWAC Transfers	$100.00 per request

Shareholder Paid Fees
Annual IRA Custodial Fee	As Negotiated per year
Direct Redemption	$20.00 per item

Reporting
Ad-Hoc Report Generation	$60.00 per report

Tax Form Production
Open & Closed accounts requiring form production $1.00 per year

Note: DTCC related expenses will be incurred for some of the services described above. Those charges will be billed to the Fund/Fund Sponsor in the regular out of pocket billing cycle.

V.	Other Services:[7]

Other Product Base Fee	$26,970 per year per
TA2000 fund setup

(Other Products include, but are not limited to Limited partnerships, Reg D offerings, DST, TIC, 1031 or other similar products that have a limited number of investors allowed. Account and Processing Fees in I.B above apply in addition to the Other Product Base Fee.)

Automated Work Distributor ™ (AWD)	$5,610 per user
(Does not include hardware or third-party software, products will be priced separately as requested)
AWD/Business Intelligence™	$2,697 per year
Distribution Fee	$45,000 one-time platform fee
DPP Setup Fee	$10,788 per CUSIP
DPP Deconversion Fee	$16,182 per CUSIP
AIP	$2,500 per sponsor per month
Fiduciary Fee	$25.00 per SSN
K-1 Account Fee	To Be Determined

7 DST requires 120 days’ notice to begin providing Optional Services, which time period may be reduced upon mutual agreement. DST requires 120 days’ notice to cease supporting and billing for Optional Services. The Fund will be billed for Optional Services ended prior to the 120 days at the average monthly amount for that function from the prior six months invoices multiplied by the number of months or partial months to the full 120 day period.

EXHIBIT C
FEE SCHEDULE

TA2000 Data Transmission to non DSTO print vendors	$0.022 per record
*Aged History Retention Fee – Online	$5.00 per 1,000 lines
*Aged History Retention Fee – Offline	$3.50 per 1,000 lines
Escheatment	$141 per CUSIP per filing
plus $1.13 per item plus out-
of-pocket costs as incurred
Services Provided	Exhibit C.1
*Vision – requires separate agreement	Exhibit C.2
*Sales Connect	Exhibit C.3
*FAN Mail – requires separate agreement	Exhibit C.4
DSTCC	Exhibit C.5

VI.	Programming/Implementation Fees*:

*Computer/Technical Personnel (2016 Standard Rates):
*Business Analyst/Tester:
Dedicated	$113,087 per year (1,690 hours)
On Request	$90.48 per hour
*COBOL Programmer:
Dedicated	$173,663 per year (1,690 hours)
On Request	$135.20 per hour
*Workstation Programmer:
Dedicated	$220,630 per year (1,690 hours)
On Request	$180.96 per hour
*Web Developer:
Dedicated	$260,543 per year (1,690 hours)
On Request	$215.28 per hour
*Full Service Staff Support:
Senior Staff Support	$77.50 per hour
Staff Support	$57.50 per hour
Clerical Support	$47.50 per hour

Systems Implementation Fee	$50,000
(Applies to the initial implementation of the business only. Due at signing of Letter of Intent).

Data Conversion Fee	$75,000
(Applicable only if historic data converted from previous system)

EXHIBIT C
FEE SCHEDULE

Notes to Above Fees:

1)	The initial term is five (5) years. A Cost of Living increase will occur annually upon each anniversary of the Service Agreement in an amount not less than the annual percentage of change in the Consumer Price Index for all Urban Consumers (CPI-U) in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984=100, as last reported by the U.S. Bureau of Labor Statistics. Items marked by an “*” are subject to change with 60 days notice.

2)	Reimbursable and other expenses are billed as incurred. Reimbursable and other expenses include but are not limited to: confirmation statements, AML/CIP, regulatory compliance, Compliance+ Program ($32,000/yr per sponsor) [8]*, escheatment, freight, internal postage, quarterly statements, postage, long distance telephone calls, records retention, customized programming/enhancements, federal wire fees, bank fees, transcripts, microfilm, microfiche / EFS, disaster recovery[9], hardware at customer’s facility, telecommunications/network configuration, and lost shareholder search/tracking.

3)	The Annual Account Service Fee includes the services listed on Exhibit B.1 of this proposal, basic TA2000 Voice, FAN Web and PowerSelect. This does not include any reimbursable or other expenses related to these three products. FAN Web and PowerSelect require a separate contract.

4)	Any fees, reimbursable, or other expenses not paid within 30 days of receipt of invoice will be charged a late payment fee of 1.5% per month until payment is received.

8  10% of annual fees, not to exceed $32,000 per year. Fee applies at the per sponsor level.

9  The annual charge of $0.206 per account, paid monthly in increments of one-twelfth of the annual charge and will increase proportionate to any increase in DST’s costs to provide the recovery service or in the event that the current recovery goal is shortened. The current recovery goal is to have the TA2000 System as provided for in the Business Contingency Plan operational 4 hours after DST’s declaration of a disaster. Data communications expenses for connectivity to the backup sites (DST owned or recovery vendor provided) are part of the DST network charges and are billed monthly as an out-of-pocket expense unless network is Fund-provided, in which case connectivity is the responsibility of Fund.

EXHIBIT C.1

SERVICES PROVIDED

•	Distribution Center
■	Receipt and sort of incoming mail
■	Creation of electronic images for all paper received
■	Automated distribution of work based on assigned priority
■	Issuance of redemption and replacement checks

•	Transaction Processing
■	New Account Establishment
■	Account Maintenance
■	Purchases
■	Redemptions
■	Transfers

•	Control
■	Input of daily prices and dividend rates
■	Processing of dividend and capital gain distributions
■	Reconciliation of daily bank accounts
■	Blue Sky Transmissions/Support
■	Commission Processing and Reconciliation
■	Cash and Share Reconciliation

•	Year-End
■	IRS Reporting
■	1099
■	5498

•	Broker Servicing (phones)
■	Inquiry
■	Correspondence
■	Commission Inquiries

•	Shareholder Servicing (phones)
■	Inquiry
■	Telephone Transactions
■	Correspondence
■	Internet Support

EXHIBIT C.2

VISION
Fee Schedule

Unless specifically indicated otherwise, all fees, charges and discounts will be applied separately to each individual affiliate of Customer that has been assigned a unique management code.

ID Charges
Number of ID Breakpoints	ID Charge Breakpoints
1 - 500	$3.25 per month/per ID for each of the first 500 IDs
501 - 1,000	$3.00 per month/per ID for each of the next 500 IDs
1,001 - 2,000	$2.75 per month/per ID for each of the next 1,000 IDs
2,001 - 3,450	$2.50 per month/per ID for each of the next 1,450 IDs
3,451 - +	No charge for each additional ID over 3,450

In accordance with the schedule above, ID Charges for each affiliate of Customer cannot exceed a monthly maximum of $9,500.

Inquiry Charges
Initial Set-up Fee	None
Per View Charge[10]
Standard	$0.05
Reduced	$0.025

Statement Charges (optional)
Individual Statement Retrieval Charge	$0.05 per statement
Batch Statement Load Charge[11]	$0.03 per image
Monthly Statement Interface Support Charge[12]	$1,300

The Statement Retrieval Charges do not cover any charges or expenses Customer may incur from its statement vendor.

Data Extract Charges[2]
Advisor Requests	$0.12 per file
Non-Advisor Requests	$6.00 per file

Email Alert Charges
Per email charge	$0.05

10 The Standard Per View Charge is currently assessed when an information request retrieves data from individual system-level tables to return a response. DST may, from time to time, determine that certain information requests that retrieve data from a consolidated table to return a response are eligible for the Reduced Per View Charge. Although the foregoing represents the approach DST has historically taken with respect to Per View Charges, DST reserves the right at any time to change the components and/or structure of the Per View Charge. If applicable, Vision Charges do not include any charges or expenses Customer may incur separately from DST for AWD transactions or images offered through Vision.

11 The Batch Statement Load charge and the Data Extract charge will only be assessed at the time the statements are provided to Vision by the statement vendor or at the time data files are retrieved by Vision, as applicable, not at the time of viewing or downloading.

12 If Customer uses DST Output, LLC or a subsidiary of DST Output, LLC as its electronic statement vendor, the Monthly Statement Interface Support Charge will be waived.

EXHIBIT C.2, p.2

Transaction Processing Charges (optional)
Initial Set-up Fee	None
Purchase, Redemption, Exchange, Maintenance	$0.10 per transaction
NSCC Reject Processing	$0.10 per reject
Workflow Response	$0.10 per transaction
New Account Establishment (each new account transaction[13] may contain one or more new accounts)[4]	$0.35 per transaction
New Account Web Service Image Delivery	$0.65 per image
Monthly Minimum[14]	greater of $500 or actual usage

Dealer/Branch/Rep Updates (optional)
Flat Fee[6]
SalesConnect Customers (Rep level)	Waived
SalesConnect Customers (Branch level)
and Non-SalesConnect Customers
Number of Accounts	Flat Fee Charge
0 – 25,000	$0 per month
25,001 – 100,000	$250.00 per month
100,001 – 500,000	$500.00 per month
500,001 – 1,000,000	$1,000.00 per month
1,000,001 - +	$2,000.00 per month

Per Update
SalesConnect Customers (Rep level)	Waived
SalesConnect Customers (Branch level)
and Non-SalesConnect Customers	$0.10 per transaction

DST will combine accounts for all affiliates of Customer for purposes of determining the applicable Flat Fee for Customer’s affiliated corporate complex. It is Customer’s responsibility to notify DST in writing of qualifying company affiliations. Customer’s number of accounts will be reviewed every January 1 for purposes of determining the monthly Flat Fee charges for that year.

Volume Discounts

Discount Schedule (monthly)15

$7,500 - $15,000	20%
$15,001 - $30,000	25%
$30,001 - $45,000	30%
$45,001 - +	35%

The percentage discount is applied incrementally to the dollars associated with each breakpoint.

13 For clarity, regardless of whether Customer has elected to allow the Financial Products to participate in DST Prime for New Account Establishment and New Account Web Service Image Delivery (DST Prime is a service offered through DST Brokerage Solutions, LLC (“DST BS”) to brokers and other intermediaries and requires an agreement between the broker and DST BS and payment by the broker to DST BS), the Vision charges specified above will apply to all New Account Establishment and New Account Web Service Image Delivery transactions.

14 NSCC Reject Processing and Workflow Response shall not be considered when calculating the Monthly Minimum charge for Transaction Processing.

15 ID Charges, Monthly Statement Interface Support Charges and Dealer/Branch/Rep Updates Flat Fee are not included in Volume Discount calculations.

EXHIBIT C.2, p.3

Platinum/Gold Discount

An additional discount shall be applied to the net Fees (i.e., after Volume Discounts) paid by Customer for DST’s Vision Services if Customer is utilizing DST’s Basic FAN Mail Services pursuant to the applicable Master Agreement for DST FAN Mail Services, as follows:

At the beginning of the next calendar year following the first calendar year in which Customer has received Basic FAN Mail Services pursuant to the Service Exhibit to the Master Agreement for DST FAN Mail Services, and at the beginning of each calendar year thereafter, DST shall review the average combined annual usage fees actually paid by Customer for Basic FAN Mail Services and Vision Services for the previous calendar year. Customer shall receive the following discounts on Vision Services fees for the then current calendar year, in the event the total annual combined usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed at least:

Gold Level

Qualification: $180,000.00 annually, but less than $300,000.00.

Discount:	The discount for each billing cycle equals 2½% of Vision usage fees billed for such cycle.

Platinum Level

Qualification: $300,000.00 annually, but less than $2,000,000.00.

Discount:	The discount for each billing cycle equals 5% of Vision usage fees billed for such cycle.

Platinum Plus Level

Qualification: $2,000,000.00 annually.

Discount:	The discount for each billing cycle equals 10% of Vision usage fees billed for such cycle.

DST will combine qualified usage fees for all affiliates of Customer for purposes of determining the applicable discount for Customer’s affiliated corporate complex. It is Customer’s responsibility to notify DST in writing of qualifying company affiliations. DST will not combine an affiliate’s usage fees with Customer’s unless and until Customer has so notified DST. No retroactive adjustments to the Gold and Platinum discounts will be made based on previously undisclosed company affiliations. If Customer qualifies, the discount will be shown on each invoice issued to Customer.

EXHIBIT C.2, p.4

VISION
Security Procedures

1.a.	ID/Password Requirements - Users

Authentication of a User in Vision is based on the Vision Operator ID and Password.

Required - The Vision Operator ID, assigned by DST, shall have access authorization as determined by Customer. This may include the following access levels, at Customer’s option, the contents of which shall be determined by Customer:

Unrestricted Access - This allows the User to view any account information for all of Customer’s Financial Products.

Dealer Level Access - This allows the User to view any account information with the authorized dealer number.

Dealer/Branch Level Access - This allows the User to view any account information with the authorized dealer and branch combination.

Dealer/Representative Level Access - This allows the User to view any account information with the authorized dealer and representative combination.

Tax ID Level Access -This allows the User to view any account with the authorized Social Security Number and/or TIN of the Unit Holder.

Trust/TPA Access – This allows the User to view any account with the authorized trust company or Third Party Administrator number assigned to the underlying account/contract.

Required - Password is used in conjunction with Vision Operator ID to access the Vision Web Site, which consequently provides access to any Financial Product account information that has been previously authorized by Customer. Vision does not use a personal identification number (PIN).

1.b.	ID/Password Requirements – Customer point of contact

Authentication of a Customer point of contact in the Distribution Support Services Web Site is based on an Operator ID and Password.

Required - The Operator ID, chosen by Customer, shall have access as determined by Customer. Access will be specific to the management company associated with Customer. This may include the following access levels, at Customer’s option, inquiry only access (Customer point of contact may only view information related to Users) or update access (Customer point of contact may update profiles related to Users, including, but not limited to, changing, adding and deleting User information). DST shall store the Operator ID and associated access levels. Any personnel changes or access changes affecting Customer point of contact must be communicated to DST promptly.

Required - Password is used in conjunction with Operator ID to access the Distribution Support Services Web Site, which consequently provides access to any User information (profile, firm, address, authorization information, etc.).

EXHIBIT C.2, p.5

2. Encryption

The DST Web server runs Secure Sockets Layer (“SSL”). The purpose of using SSL is to encrypt data transmissions through the Vision Web Site and the Distribution Support Services Web Site and block communications through the Vision Web Site or the Distribution Support Services Web Site from Internet browsers which do not support SSL data encryption. The standard level of encryption supported by the Vision Web Site and the Distribution Support Services Web Site is 128-bit encryption.

3. Network Access Control

A device referred to as a “firewall” is located between the Internet and the collection of electronic documents or pages residing on DST’s computer system, linked to the Internet and accessible through the World Wide Web, where the data fields and related screens provided by DST may be viewed by Users who access such site (“DST Web Site”). The purpose of the firewall is to control connectivity to the DST Web Site at the port level. This equipment is located and administered at DST’s Winchester data center. Changes to the systems residing on this computer are submitted through the DST change control process. DST is advised by its current firewall provider that this equipment will not interrogate data, and that its only function is to limit the type of traffic accessing the DST Web Site. Ports on the firewall are configured to be consistent with ports at the DST Web Site.

All services and functions within the DST Web Site are deactivated with the exception of services and functions which support the transfer of files. All ports on the DST Web Site are disabled, except those ports required to transfer files. All “listeners” are deactivated. Directory structures are “hidden” from the user. Services which provide directory information are also deactivated.

4. Limitation of Users

Access of DST personnel to the DST Web server is restricted within DST to a limited number of users based upon DST system administration requirements, as determined by appropriate DST systems managers from time to time.

5. Right to Audit

Customer may review, at its expense, DST’s processes and procedures related to the DST Web Site once in each 12 month period and any associated systems or networks within FAN, after providing reasonable notice to DST. The review may include review of configurations, and maintenance of systems and software within FAN associated with the DST Web Site. The review will be coordinated through the DST Internal Audit Office and DST will be entitled to observe all activity and specify the time at which such reviews are performed. Customer will not perform any action that may interfere with the uptime or stability of DST’s systems or networks.

EXHIBIT C.2, p.6

USER ENROLLMENT AND AUTHORIZATION PROCEDURES

The following procedures are part of the Security Procedures applicable to Vision Services.

1.	Enrollment.

Each User is required to complete an Electronic Enrollment Form, which is available at a URL designated by DST (at the date of this Agreement - www.dstvision.com). Users enrolling for access may complete the enrollment process by providing DST with information called for in the Electronic Enrollment Form about their practice and the Financial Products they wish to access.

2.	Customer Authorization.

Upon receiving a completed Electronic Enrollment Form from a User, DST will make available an Authorization Request to Customer (point of contact) through the Distribution Support Services Web Site. The Authorization Request will identify the level of access requested and the security criteria as well as provide a sample client Tax ID/Social Security Number.

Through the Distribution Support Services Web Site, Customer point of contact is solely responsible for authorizing or denying each User request for access to Transactions through Vision Services. When authorizing requests, security criteria must be verified by Customer. This includes verifying:

•           Appropriate Level of Authorization. Please note, each authorization will provide access to the level indicated on DST’s Authorization Request. Access may be requested at the dealer, dealer/branch, dealer/representative, tax ID, or Trust/TPA level.

•           Accurate Access Security Criteria. Customer must verify that each field authorized in the security criteria accurately represents the dealer/branch/representative or tax ID information which appears on the master of the representative’s clients accounts. 100% of the representative’s accounts should reflect the authorized criteria.

Customer assumes all responsibility for verifying the security level of each new User authorization request. DST shall not be required to verify that the person who processes the Authorization Request is legally authorized to do so on behalf of Customer and DST shall be entitled to rely conclusively upon such approval/denial without further duty to inquire.

3.	Password & ID Notification.

When Customer approves an authorization request, the User’s ID is updated for the authorized security and an e-mail is sent to the User notifying him/her of their access to the Vision Web Site. Users are required to establish their own initial password at a URL designated by DST (at the date of this Agreement - www.dstvision.com/assignpswd.html).

EXHIBIT C.3

DST SALESCONNECT16

Monthly Service Fees17

Option 1:

Base fee	$3,236 per month

Services include:

•	Work provided to the universal dealer team through AWD only
•	As new selling agreements are signed, add firms to firm cross reference which will systematically push branches/reps to FID
•	Standard TA2000 TIP files for trades, assets, FID maintenance
•	No Sales Connect database (no front-end functionality and no Sales Connect outbounds)

Optional Monthly Service Fees18

SalesConnect Application/CRM	$3,236 per month

SalesConnect Application/CRM required prior to utilization of the following functionality:

SalesConnect Reporting Database[19]	$1,618 per month

SalesConnect Mobile20

■	Base fee (includes access for 10 IDs)	$1,079 per month
■	Access for additional IDs	$26.97 each per month

SalesConnect Sync21

■	Base fee (includes 20 mailboxes)	$1,079 per month
■	Additional mailboxes	$10.79 each per month

Professional Services (upon request)22

1.	Develop new transaction/asset interfaces (either direct file transmissions or spreadsheets) into the SalesConnect Application.

2.	Develop new outbound files or modify the existing files for scrubbed transactions, assets, and firm/office/rep maintenance.

3.	Convert data from an existing Customer system into SalesConnect (e.g., historical transactions, notes, activities, unique identifiers for firm/office/rep).

[16]	Requires a separate contract.
[17]	Monthly service fees commence in the month transaction scrubbing begins. Monthly service fees may be re-evaluated and adjusted if average annual transaction volume exceeds 25,000 transactions per month.
[18]	Each user of an optional service must also have a SalesConnect ID within the provisions of the Monthly Service Fees.
[19]	Provides direct access to a copy of the SalesConnect production database for developing custom queries and reports utilizing a client’s own reporting tool. Requires network connectivity to the Winchester Data Center.
[20]	Provides access to the SalesConnect application through a wireless handheld device (e.g., Blackberry).

21 Provides bi-directional syncing of calendar entries between SalesConnect and client’s corporate calendar system (e.g., Microsoft Exchange/Outlook). Requires network connectivity to the Winchester Data Center.

[22]	Fees for Professional Services will be determined based on specific client requirements and DST’s prevailing hourly rates.

EXHIBIT C.3, p.2

4.	Provide consulting services related to processing the SalesConnect outbound files into a downstream sales and marketing system (two hours are provided at no charge, thereafter minimum charge is $15,000 for 100 hours).

5.	Develop a literature order and tracking interface from/to SalesConnect and client’s fulfillment vendor.

6.	Develop custom reports accessible through the SalesConnect web site.

The foregoing fees are billable monthly at the rates stated above and shall be paid within thirty (30) days of Customer’s receipt of the invoice to the address specified in the invoice (“Due Date”) subject to and in accordance with the terms and conditions set forth in Paragraph 6 of the Agreement.

Automatic Annual Increase Provisions: CPI

The foregoing fees are subject to an annual increase at the same time and manner as set forth in the TA2000 Agreement.

EXHIBIT C.4

FILE AND USAGE FEE SCHEDULE – TA2000
TO
BASIC FAN MAIL SERVICES EXHIBIT

1.	Files.

The following Files may be made available to Recipients:

“Account Position” - This file reports the current Financial Product Unit balance and net asset value for every account, regardless of whether the account had activity. This file is generally provided on a monthly basis and consists of two (2) records per account.

“Direct Financial Activity” - This file is generated as a result of activity being posted to the Financial Product Unit owner account. The information in this file reports all activity involving the movement of money and/or Financial Product Units (with the exception of distributions) and consists of two (2) records per account.

“Account Master Position/New Account Activity/Non-Financial Activity” - This file provides registration information on each Financial Product Unit holder account for the Recipient. The Account Master Position is used to initialize the Recipient’s database. The New Account Activity provides any new accounts established for the Recipient. The Non-Financial Activity is generated from maintenance activity to the Financial Product Unit owner registration. These files consist of three (3) records per account.

“Distribution Activity” - This file is used to confirm all activity resulting from the distribution of a dividend, and long or short term capital gain. The file will be generated after the distribution has been applied to the Financial Product Unit holder account. This file consists of two records (2) per account.

“Daily Price” - This file contains the daily offering price and Net Asset Value of every CUSIP (separate security). This file consists of one (1) record per CUSIP.

“Security” - This file is systematically generated by DST and appended to the end of each associated Account Master Position/New Account Activity/Non-Financial Activity file being delivered. This file may also be generated upon request based on the month-end Account Position file. Unique security investment details such as Ticker/Quotron, CUSIP, Fund and Product Names are reported within this file. This file consists of one (1) record per unique CUSIP delivered in the associated file. Because this file is used to supplement the Account Master Position/New Account Activity/Non-Financial Activity files, DST does not charge any fees for the records provided in this file.

“Average Cost Position/Activity” - This file reports cost basis details including initial cost basis, the source of reporting, the last calculation date, the current net investment figure and current shares. The Average Cost Position file is used to initialize a Recipient’s database. The Average Cost Activity file is generated as a result of a change to the cost basis of an account. These files consist of one (1) record per account.

2.	Usage Fees.

DST will charge Customer fees per record made available, including all “header” records and “trailer” records, in accordance with the following fee schedule. Typically, a single header record is used to designate the beginning of data for a Recipient within a given File and a single trailer record is used to designate the end of data for a Recipient within a given File.

EXHIBIT C.4, p.2

One to many records may be included between the “header” and “trailer” records. Most Files consist of two (2) to three (3) records per account, each 160 bytes of information being a separate record. 1

Accordingly, by way of example, if Customer sends an Account Position File for two Recipients, one with 25 accounts and one with 50 accounts, the following records would be billable to Customer.

	File Type	Records
Recipient A	Header	1
	25 Accounts (2 records per account)	50
	Trailer	1
Recipient B	Header	1
	50 Accounts (2 records per account)	100
	Trailer	1
	Total Records	154

DST will not bill Recipients for the Files made available to them.

Level	Per Record Fees
Branch/Rep	$.018
Dealer	$.012
$.002 or $1.75
Daily Price File	per Recipient per month, whichever is less

3.	Volume Discounts.

DST will offer Customer discounts based on the amount of each total per record charge per method of delivery incurred by Customer in a month. The following discount schedule will apply:

% Discount on
Total Per Record Fees	Amount Over Threshold
$0.00 - $2,500.00	0%
$2,501.00 - $5,000.00	10%
$5,001.00 - $7,500.00	15%
$7501.00 - $10,000.00	20%
$10,001 - $30,000.00	25%
$30,001.00 - +	50%

Monthly FAN Mail Access and Support Charge	$500.00

The Monthly FAN Mail Access and Support Charge paid by Customer shall not be included in the eligible fees for purposes of determining any discount.

4.	Gold and Platinum Discounts.

An additional discount shall be applied to the usage fees paid by Customer for (i) Basic FAN Mail Services and (ii) if Customer is utilizing DST’s Vision Services pursuant to the applicable DST agreement for such services, Vision Services as follows:

EXHIBIT C.4, p.3

At the beginning of the next calendar year following the first calendar year in which Customer has received Basic FAN Mail Services pursuant to this Service Exhibit, and at the beginning of each calendar year thereafter, DST shall review the average combined monthly usage fees actually paid by Customer for Basic FAN Mail Services and Vision Services for the previous calendar year. In the event the average monthly usage fees paid equal or exceed at least $15,000.00, Customer shall receive the following discounts on all usage fees for Basic FAN Mail Services and, if applicable, Vision Services for the then current calendar year:

Gold Level

Qualification: Average combined monthly usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed $15,000.00 ($180,000.00 annually) but are less than $25,000.00.

Discount:      If Customer receives only Basic FAN Mail Services, the discount for each billing cycle equals 10% of the usage fees billed for such billing cycle.

If Customer receives both Basic FAN Mail Services and Vision Services, the discount for each billing cycle equals 2½% of Vision usage fees and an additional 2½% (i.e., 12½% total) of Basic FAN Mail usage fees billed for such cycle.

Platinum Level

Qualification: Average combined monthly usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed $25,000.00 ($300,000.00 annually).

Discount:      If Customer receives only Basic FAN Mail Services, the discount for each billing cycle equals 15% of the usage fees billed for such billing cycle.

If Customer receives both Basic FAN Mail Services and Vision Services, the discount for each billing cycle equals 5% of Vision usage fees and an additional 2½% (i.e., 17½% of total) of Basic FAN Mail usage fees billed for such cycle.

Platinum Plus Level

Qualification: Average combined monthly usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed $166,666.67 ($2,000,000.00 annually).

Discount:      If Customer receives only Basic FAN Mail Services, the discount for each billing cycle equals 25% of the usage fees billed for such billing cycle.

If Customer receives both Basic FAN Mail Services and Vision Services, the discount for each billing cycle equals 10% of Vision usage fees billed for such cycle.

Each Trust will be charged separately and will not be aggregated for purposes of any FAN Mail Charges and Volume Discounts.

EXHIBIT C.6

PRICING SCHEDULE

ADDITIONAL DOCUMENT TO THE PRINT SERVICES SCHEDULE

The Fees in this Pricing Schedule shall be those in effect as of the Effective Date.

1.	PRINT MAIL SERVICES

1.1   Application Type: Daily Confirms, Checks, CSUP, Investor Statements, Tax Forms

PROCESSING & PAPER PRODUCTS

	Item	Charge Unit	Unit Price
1.	Application Processing:
	• Daily Confirms, Investor Statements, CSUP	Per sheet simplex	$0.10493
	• Daily Confirms, Investor Statements, CSUP	Per sheet duplex	$0.15521
	• Checks -Dividend, Systematic Withdrawal,
	Redemption, Aggregated and Dealer	Per sheet duplex	$0.22954
	Commission	Per sheet duplex	$0.15521
	• Check Reports - Aggregated and Dealer
	Commission		$0.17489
2.	Letter Size Presort	Per mail piece	$0.03940

3.	Paper	Per sheet	Cost plus 23% mark-up*

4.	Send Envelope	Per envelope	Cost plus 23% mark-up*

5.	Return Envelope	Per envelope	Cost plus 23% mark-up*

6.	Flat Envelope	Per envelope	Cost plus 23% mark-up*

7.	Variable Depth Box	Per box	Cost plus 23% mark-up*

8.	Standard Box	Per box	Cost plus 23% mark-up*

9.	Inserting of Additional Inserts – Customer Supplied	Per insert	$0.00600

10.	Inventory Management	Per skid/per month	$60.00

* Cost means the cost of the paper products based on the specific quantity, type and quality of paper ordered and any internal handling or management cost. Materials to be quoted based on Customer’s final specifications at time of live production

1.2	DEVELOPMENT*

	Item	Charge Unit	Unit Price
1.	Programming/Quality Assurance/Print Analysis	First year	$10,000.00
		Second Year	$40,000.00

*	Total of $50,000.00 Development is to be charged during the first two years of the Schedule. The first amount is charged commencing on the Effective Date and the second amount will be charged on the first anniversary of the Effective Date.

This on-boarding fee covers all Development for the Strategic Capital standard REIT product suite (“Standard”). Any REIT added that does not adapt to this Standard and requires a unique or custom product design will be subject its own separate $50,000.00 Development fees as noted above.

EXHIBIT C.6, p.2

1.3	ADDITIONAL SERVICE FEES

	Item	Charge Unit	Unit Price
1.	Halt/Restart/Abort	Per request	$275.00
2.	Special Handling – General	Per package	$0.26
3.	Special Handling – Manual Insertion	Per package	$1.25
4.	Special Handling – Manual Box	Per box	$3.00
5.	Creative Design Services	Per hour	$140.00

1.4	ELECTRONIC SERVICES

	Item	Charge Unit	Unit Price
1.	Loading/Presentment	Per document	$0.07210
2.	Vision Channel Fee	Per document	$0.02190
3.	eMail Notification	Per email notification	$0.10000
4.	eMail Notification Client Fulfillment	Per email notification	$0.30610
5.	Document Retention (after 24 months)	Per document	$0.01000

2.0  SERVICE LEVELS

2.1 Forecasting. Customer must notify DST Output sixty (60) days in advance of changes to the volumes shown in Table A below, should the expected deviation be greater than twenty percent (20%).

2.2 Peak Volume. In the event Customer sends to DST Output an Image volume exceeding Peak Volume, then the Absolute Turnaround Time shall increase by twelve (12) hours for every 50% of Peak Volume or portion thereof above Peak Volume beginning with the Corp causing the volume to be in excess of the Peak Volume. The Absolute Turnaround Time for all subsequent Corps in excess of the Peak Volume shall also be increased by twelve (12) hours for every 50% of Peak Volume above Peak Volume until the cumulative total of Image volume in production decreases below the Peak Volume. Any Image volume in excess of Peak Volume (starting with the Corp that caused the overage) shall be excluded from the Monthly Average Turnaround Time calculation for the respective month.

2.3 Turnaround Time Commitment. DST Output shall meet the Turnaround Time set forth in Table A below for each Application for any Image volume up to Peak Volume for five percent (5%) of the monthly Packages of an Application (“Turnaround Time Commitment”). The Turnaround Time Commitment shall not apply to Packages subject to Special Handling or in the event: (a) Customer fails to advise DST Output in accordance with 4.1 above, (b) Customer fails to conform to any specifications applicable to Customer Data and Customer-supplied Inventory, or (c) Customer requests DST Output to place a hold on a production. Customer agrees that during the first month of processing a new Application, the Turnaround Time Commitment shall be increased by an additional twelve (12) hours to establish quality assurance measures.

EXHIBIT C.6, p.3

TABLE A List of Applications, Turnaround Time, Peak Volume and Pricing Assumptions

Application	Print Color	Monthly Packages	Avg. number of Sheets	Turnaround Requirements	Monthly Cutoffs	Frequency	Peak Volume Percentage
Daily Confirms	Monochrome	700	2	48 Hr Absolute	20	Daily	5%
Dividend Checks	Monochrome	1,000	2	72 Hr Absolute	1	Monthly	5%
Dealer Commission Checks	Monochrome	200	5	72 Hr Absolute	4	Weekly	5%
Aggregate Checks	Monochrome	200	5	72 Hr Absolute	1	Monthly	5%
Systematic Withdrawal Checks	Monochrome	10	5	72 Hr Absolute	20	Daily	5%
Redemption Checks	Monochrome	10	5	72 Hr Absolute	20	Daily	5%
CSUP	Monochrome	7,000	2	120 Hr Absolute	1	Monthly	5%
Investor Statements	Monochrome	7,000	2	120 Hr Absolute	1	Monthly	5%
Tax	Monochrome	1,000	1	120 Hr Absolute*	1	Annual	5%

*Alternate Turnaround is 72 hours, with specific pricing

3.0	PRICING

The attached Pricing Schedule sets forth the Fees to be paid by Customer in exchange for the Services.

3.1	Inventory

a.	In the event that DST Output provides paper, DST Output may, once each calendar quarter during the Term of the Agreement, commencing on the first day of the calendar quarter following the initial Application Run, increase or decrease the prices for paper products set forth in the Pricing Attachment by the same percentage as the change in the Bureau of Labor Statistics Producer Price Index series ID: PCU32212132212133. If this index ceases to be published, a comparable index shall be used.

b.	DST Output may order Inventory in not more than one hundred twenty (120) day increments; any price increase or decrease shall be effective for all Inventory (including forms in inventory) for the calendar quarter following the quarterly determination of increase or decrease. The Parties understand and agree that rush charges (as set forth in the Pricing Attachment) are not part of the Inventory prices in the Pricing Attachment but are in addition to those prices and will be billed to Customer at the time that they occur.

EXHIBIT C.6, p.4

c.	Any unused custom Inventory made unusable because of a change or error by Customer will be charged to Customer within thirty (30) days of discontinuance of use at the Inventory rates in the Pricing Attachment (as modified pursuant to this Services Attachment); provided, however, that in no case shall Customer be liable for such unused custom Inventory in excess of the greater of (a) one hundred twenty (120) days’ inventory or, (b) if specified in the Services or Pricing Attachment, the minimum purchase requirement. Customer may time its change of custom Inventory to minimize the unused Inventory, but in no event shall DST Output be required to operate with less than thirty (30) days of Inventory or custom Inventory. The Parties shall cooperate in minimizing operational risk and unused Inventory in the change.

DST Output will provide its standard invoicing reports at no additional cost to Customer. Any additional reports shall be mutually agreed to and are subject to additional charges.

In the event that changes in state or federal laws, regulations or standards (including USPS regulations) increase DST Output’s cost of mailing or processing Customer’s Applications, then DST Output may increase the Fees or charge a onetime development fee, provided that such adjustment will be limited to Customer’s allocated portion of the increase in mailing and/or processing cost to DST Output or DST Output’s cost of development, as applicable.

4.0	POSTAGE

DST Output’s obligation to perform Services is conditioned upon Customer setting up and maintaining a postage advance account (“Postage Advance Account”) as follows for DST Output to draw upon to pay postage on behalf of Customer. Customer will advance a postage amount equal to four (4) weeks’ worth of required postage (the “Required Balance”), this amount to be advised by DST Output. Thereafter, Customer will be invoiced monthly to replenish the Postage Advance Account equal to the actual postage utilized by DST Output in the mailing of Customer’s Packages. Whenever the Postage Advance Account falls below the Required Balance, as advised in writing by DST Output, Customer will provide DST Output with funds immediately accessible to DST Output to restore the Required Balance at least twenty-four (24) hours in advance of commencement of mailing. DST Output shall notify Customer of any adjustments to the Required Balance via invoicing. DST Output shall have no obligation to mail Packages unless and until sufficient postage is available in the Postage Advance Account for mailing of Customer’s Packages.

USPS Move Update Requirements. The USPS requires that all address lists are updated no more than 95 days prior to the mailing date or as otherwise required by the USPS (“Move Update Requirements”). The USPS considers the owner of mailings lists the responsible party for meeting the Move Update Requirements. Since Customer retains ownership of its address lists, Customer is responsible for meeting the Move Update Requirements. As the mailing agent for Customer, DST Output has to certify to the USPS that all postal requirements, including the Move Update Requirements, have been met at the time any postal discounts are claimed. To enable DST Output to provide such certification to the USPS, Customer shall provide DST Output with an executed Certification of Move Update Compliance PS Form 6014 or other document as requested by DST Output from time to time evidencing such compliance. DST Output shall not be liable for any increased postage or other damages that result from Customer’s failure to comply with the Move Update Requirements.

AGENCY AGREEMENT

THIS AGREEMENT made the 28 day of April, 2011, by and between each sponsor or advisor (each, a “Sponsor”) executing a Sponsor Schedule to this Agreement, as defined herein in the name of and on behalf of each program (each a “Trust”) sponsored by such Sponsor executing a Sponsor Schedule to this Agreement, Strategic Capital Advisory Services, LLC, a limited liability company organized under the laws of the State of Delaware having its principal place of business at 610 Newport Center Drive, Suite 350, Newport Beach, California 92660 (“SCAS”), and DST SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105 (“DST”):

WITNESSETH:

WHEREAS, SCAS, each Sponsor and each Trust each desires to appoint DST as transfer agent and dividend disbursing agent for the applicable Trust and have DST provide certain services on behalf of SCAS and each such Sponsor and Trust, and DST desires to accept such appointments;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Documents to be Filed with Appointment.

As used in this Agreement, the term “shares” shall include all units, shares, securities, limited liability company membership interests, partnership interests or other interests issued by and sold on behalf of the applicable Trust that evidence an ownership interest in such Trust. In connection with the appointment of DST as transfer agent and dividend disbursing agent for such Trust with respect to all outstanding shares, currently and in the future, of the Trust, each Trust will deliver to DST the following documents on behalf of, and solely applicable to, such Trust:

A.	Certified copy of the resolutions of the Board of Directors/Managers/Trustees, as appropriate, of such Trust appointing DST as transfer agent and dividend disbursing agent, approving the form of this Agreement and addendum executed on behalf of such Trust by the Sponsor of such Trust and designating representatives of SCAS to sign or give written or oral instructions and requests on behalf of such Trust (such persons for such Trust, “Authorized Persons”). Notwithstanding the foregoing, any amendment to this Agreement (or any instruction which would effectively amend this Agreement), will be effective as to a particular Sponsor/Trust upon the written consent of an authorized representative of such Sponsor/Trust to which such amendment relates;

Copyright 2011 DST Systems, Inc.

B.	Certified copy of the Articles of Incorporation/Articles of Organization/Declaration of such Trust, or other formation document of such Trust, as applicable, and all amendments thereto;

C.	Certified copy of the Bylaws/Operating Agreement or other governing document of such Trust and all amendments thereto;

D.	Copies of registration statements and amendments thereto, filed with the U.S. Securities and Exchange Commission in connection with such Trust’s public offering of its securities (the “Registration Statements”);

E.	A certificate as to the shares authorized, issued and outstanding, as well as a description of all reserves of unissued shares relating to the exercise of options, if any;

F.	Specimens of the signatures of the Authorized Persons;

G.	The following documents are certified as true and correct on behalf of such Trust:

(1)	[RESERVED.]

(2)	A recent certificate of good standing issued by such Trust’s state of organization,

(3)	A “blue sky” memorandum disclosing the registration status under applicable federal or state laws, of the offering(s) pursuant to which all shares of stock of the Trust covered by the appointment have been or will be issued, unless superseded by a subsequently delivered “blue sky” memorandum;

(4)	A copy of the Notice of Effectiveness, if available, under the Securities Act of 1933, issued by the Securities and Exchange Commission relating to the registration statement(s) pursuant to which such Trust has registered shares of stock covered by the appointment; and

(5)	A manually executed copy of the opinion of counsel as to the legality of such Trust’s shares covered by the appointment, as filed with the Securities and Exchange Commission as an exhibit to such Trust’s registration statement(s).

H.	Statements as to (i) the existence or termination of any restrictions on the transfer of shares and in the application to or removal of any legend restricting the transfer of such shares, (ii) any authorized but unissued shares reserved for specific purposes, (iii) if any reserved shares are subject to option and, if so, the details of such reservation, and (iv) special instructions regarding dividends and information of any foreign securityholders.

2.	Certain Representations and Warranties of DST.

DST represents and warrants to each Trust that:

Copyright 2011 DST Systems, Inc.

A.	It is a corporation duly organized and existing and in good standing under the laws of Delaware;

B.	It is duly qualified to carry on its business in the State of Missouri;

C.	It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement;

D.	It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934 and possesses all necessary licenses and qualifications to perform the services contemplated by this Agreement;

E.	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; and

F.	It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3.	Certain Representations and Warranties of each Trust, each Sponsor and SCAS.

Each Sponsor represents and warrants to DST as to itself and its applicable Trust(s), that:

A.	It is a corporation/limited liability company/partnership/trust, as applicable, duly organized and existing and in good standing under the laws of the state appearing in an annex to the applicable Sponsor Schedule hereto.

B.	It is duly qualified to carry on its business in each jurisdiction in which ownership and operation of its assets or the conduct of its business requires such qualification except, where the failure to obtain such qualification would not have material adverse effect to its business.

C.	A Registration Statement has been filed and will be effective under the Securities Act of 1933 at all times when shares of capital stock of such Trust are being publicly offered for sale by such Trust.

C.	All requisite steps have been and will continue to be taken to register the Trust's shares for sale in all applicable states and such registration will be effective at all times when shares of capital stock of such Trust are publicly offered for sale in such state by such Trust.

D.	The Trust is empowered under applicable laws and by its charter and bylaws to enter into and perform its obligations pursuant to this Agreement.

E.	All issued Shares are, validly issued, fully paid and nonassessable.

SCAS represents and warrants to DST as to itself that:

Copyright 2011 DST Systems, Inc.

A.	It is a limited liability company duly organized and existing and in good standing under the laws of the state appearing after its name at the beginning of this Agreement.

B.	It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.

C.	It possesses all necessary licenses and qualifications to perform the services contemplated by this Agreement or any other services performed by SCAS on behalf of the Sponsors and the Trusts.

D.	All requisite company proceedings have been taken to authorize SCAS to enter into and perform this Agreement.

4.	Scope of Appointment.

A.	Subject to the conditions set forth in this Agreement, each Trust hereby appoints DST as its transfer agent and dividend disbursing agent.

B.	DST hereby accepts such appointment and agrees that it will act as such Trust's transfer agent and dividend disbursing agent. DST agrees that it will also act as agent in connection with each Trust's periodic withdrawal payment accounts and other open accounts or similar plans for securityholders of each Trust (“Securityholders”), if any.

C.	Each Trust agrees to use its reasonable efforts to deliver to DST in Kansas City, Missouri, as soon as they are available, all of its Securityholder account records.

Copyright 2011 DST Systems, Inc.

D.	DST, utilizing TA2000™, DST's computerized data processing system for Securityholder accounting (the “TA2000 System”), will perform the following services as transfer and dividend disbursing agent for each Trust, and as agent of each Trust for Securityholder accounts thereof, in a timely manner: (i) issuing, transferring and redeeming each Trust’s book entry shares subsequent to the acceptance of subscriptions for and purchases of and orders for the redemption of shares of each Trust and the setup of accepted new accounts by SCAS on behalf of each Trust (including the inputting of all Securityholder detail in and the registration of Securityholders in the formats established by DST and in accordance with the DST-provided work flows and Procedures, all as called for by the TA2000 System and as required for AML/CIP verification); (ii) maintaining Securityholder accounts, as established as set forth in (i) above by SCAS on the records of each Trust on the TA2000 System; (iii) when and only if a Trust participates in the National Securities Clearing Corporation (“NSCC”), accepting and effectuating the registration and maintenance of accounts through NSCC’s Networking Program and the purchase, transfer and redemption of shares in such accounts through systems or applications offered to its participants by NSCC (the “Programs”) in accordance with instructions transmitted to and received by DST by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of, an Authorized Person on the file maintained by DST of all brokers and dealers selling or buying shares of investment companies on whose behalf DST acts as transfer agent (the “Dealer File”); (iv) when and only if a Trust participates in the NSCC, issuing instructions to such Trust’s banks for the settlement of NSCC-initiated transactions between the Trust and NSCC (acting on behalf of its broker-dealer and bank participants); (v) when and if a Trust participates in the NSCC, providing account and transaction information from each affected Trust’s records on the TA2000 System in accordance with the applicable Program’s rules for and those broker-dealers; (vi) when and if a Trust participates in the NSCC, maintaining Securityholder accounts on the TA2000 System through the Programs; (vii) providing transaction journals; (viii) once annually preparing Securityholder meeting lists for use in connection with each Trust’s respective annual meeting and certifying a copy of such list; (ix) mail, or cause to be mailed, subject to the applicable pricing schedule, Securityholder reports and prospectuses, including, without limitation, prospectus supplements to Securityholders as requested by any Authorized Person; (x) withholding, as instructed by each Trust, for such Trust, and as required by federal law, taxes on Securityholder accounts, preparing, filing and mailing U.S. Treasury Department Forms 1099, 1042, 1042S, and K-l, as applicable, and performing and paying backup withholding as required for all Securityholders; (xi) disbursing distributions, and as applicable, notices as required by the various states, to Securityholders and recording reinvestment of distributions in shares of each Trust; (xii) providing tapes from which a third party vendor will be able to prepare and mail confirmation forms to Securityholders and intermediaries for Securityholders, as instructed by any Authorized Person, for all purchases and liquidations of shares of each Trust and other confirmable transactions in Securityholders' accounts; (xiii) providing or making available to each such Trust on-line daily and monthly reports as provided by the TA2000 System and as requested by any Authorized Person; (xiv) maintaining those records necessary to carry out DST's duties hereunder, including all information reasonably required by each Trust to account for all transactions on the TA2000 System in the Trust shares; (xv) calculating the appropriate sales charge with respect to each purchase of Trust’s shares as instructed by an Authorized Person determining the portion of each sales charge that is payable to the dealer participating in a sale in accordance with schedules and instructions delivered to DST by any Authorized Person from time to time, disbursing dealer commissions collected to such dealers, determining the portion of each sales charge payable to SCAS and disbursing such commissions to SCAS; (xvi) receiving correspondence pertaining to any former, existing or new Securityholder account, processing such correspondence for proper recordkeeping, and responding promptly to Securityholder correspondence; mailing to dealers confirmations of wire order trades; mailing copies of Securityholder statements to securityholders and registered representatives of dealers in accordance with the instructions of an Authorized Person; (xvii) processing, generally on the date of receipt, purchases or instructions to settle any mail or wire order purchases received in proper order as set forth in the prospectus and rejecting promptly any requests not received in proper order (in accordance with the Procedures, as hereinafter defined or as instructed by an Authorized Person); (xviii) providing to the person designated by an Authorized Person the daily Blue Sky reports generated by the Blue Sky module of the TA2000 System with respect to purchases of shares of the Trusts on the TA2000 System; (xix) promptly processing redemption requests of such Trust’s shares (as provided in such Trust’s share redemption program) received by DST in proper order (in accordance with the Procedures, as hereinafter defined, or as instructed by an Authorized Person), promptly rejecting any redemption requests of such Trust’s shares not received in proper order; (xx) providing to SCAS escheatment reports as requested by an Authorized Person with respect to the status of accounts and outstanding checks on the TA2000 System; (xxi) providing a Cash Utilization Arrangement consistent with the provisions set forth in Exhibit B; (xxii) providing the following distribution center services: the receipt and sort of incoming mail, creation of electronic images for all paper received, the automated distribution of work based on assigned priority, and the issuance of redemption and replacement checks; and (xxiii) providing the following control services: the input of daily prices and dividend rates as received from SCAS, the reconciliation of daily bank accounts, and the performance of the cash and share reconciliation. Additionally, solely if an Authorized Person elects to utilize State Street Bank and Trust its IRAs and other tax qualified plans, DST would provide the following services to the Custodian at the Custodian’s expense under its agreement with the Custodian and not under this Agreement and not at the Trusts’ expense: preparation, mailing or filing of 1099R and 5498 to IRS and IRA participant, processing of RMD as per instructions received from the IRA participants, provide required annual mailings and valuation of IRA participant’s account, and processing of contributions, transfers of assets, rollovers and distributions in IRA accounts.

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E.	At the request of an Authorized Person, DST shall use reasonable efforts to provide the services set forth in Section 4.D. in connection with transactions (i) on behalf of retirement plans and participants in retirement plans and transactions ordered by brokers as part of a “no transaction fee” program (“NTF”), the processing of which transactions require DST to use methods and procedures other than those usually employed by DST to perform Securityholder servicing agent services, (ii) involving the provision of information to DST after the commencement of the nightly processing cycle of the TA2000 System or (iii) which require more manual intervention by DST, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by non-retirement plan, non-NTF and pre-nightly transactions, (the “Exception Services”).

F.	DST shall use reasonable efforts to provide, reasonably promptly under the circumstances, the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as requested by an Authorized Person provided (i) DST is advised in advance of any requested changes to functions and features and (ii) the TA2000 System and the mode of operations utilized by DST as then constituted supports such additional functions and features. If any addition to, improvement of or change in the features and functions currently provided by the TA2000 System or the operations as requested by an Authorized Person requires an enhancement or modification to the TA2000 System or to operations as presently conducted by DST, DST shall advise the Trusts of the cost of development of such requested improvement of or change in the features and functions currently provided by the TA2000 System and DST shall not be liable therefore until such modification or enhancement is installed on the TA2000 System or new mode of operation is instituted after each affected Trust accepts liability for such costs of development and orders DST to commence efforts to develop such additional functions and features. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably increases DST's cost of performing the services required hereunder at the current level of service, DST shall advise each such Trust of the amount of such increase and if any such Trust elects to utilize such function, feature or service, DST shall be entitled to increase its fees by the amount of the increase in costs. In no event shall DST be responsible for or liable to provide any additional function, feature, improvement or change in method of operation until it has consented thereto in writing.

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G.	Any Sponsor or Trust that executed and delivers a Sponsor Schedule (as defined below) shall be added to the TA2000 System provided that the requirements of the new programs are generally consistent with services then being provided by DST under this Agreement. SCAS will provide DST at least thirty (30) days’ prior written notice of such new programs. Rates or charges for additional programs shall be as set forth in Exhibit C, as hereinafter defined, for the remainder of the contract term except as such Trusts use functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be in accordance with DST's then-standard pricing schedule.

H.	The provisions of this Section 4.H that follow this sentence shall take precedence over and shall govern in the event of any inconsistency between such provisions and any other provisions of this Agreement or any provisions of any exhibit or other attachment to this Agreement (or any provisions of any attachment to any such exhibit or attachment). The parties agree that, to the extent that DST provides any services under this Agreement that relate to compliance by a Trust with the Internal Revenue Code of 1986 or any other applicable or succeeding tax law (the “Code”), including without limitation the services described in Section 4.D(x), it is the parties’ mutual intent that DST will provide only printing, reproducing, and other mechanical assistance to the Trust and that DST will not make any judgments or exercise any discretion of any kind, and particularly that DST will not make any judgments or exercise any discretion in: (1) determining generally the actions that are required in connection with such compliance or determining generally when such compliance has been achieved; (2) determining the amounts of taxes that should be withheld on Securityholder accounts (except to the extent of making mathematical calculations of such amounts based on express instructions provided by each Trust); (3) determining the amounts that should be reported in or on any specific box or line of any tax form (except to the extent of making mathematical calculations of such amounts based on express instructions provided by each Trust which among other things identify the specific boxes and lines into which amounts calculated by DST are to be placed); (4) classifying the status of Securityholders and Securityholder accounts under applicable tax law (except to the extent of following express instructions regarding such classification provided by each Trust); and (5) paying withholding and other taxes, except pursuant to the express instructions of each Trust. Each Trust agrees that SCAS will provide express and comprehensive instructions to DST in connection with all of the services that are to be provided by DST under this Agreement that relate to compliance by such Trust with the Code or any other tax law (including without limitation the services described in Section 4.D(x)), including promptly providing responses to requests for direction that may be made from time to time by DST of such Trust in this regard.

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I.	DST, SCAS, each Sponsor and each Trust (or Sponsor on behalf of, and intending to bind, such Trust), that executes an addendum to this Agreement (each, a “Sponsor Schedule”), substantially in the form attached hereto as Exhibit A will be added as “Trust” for purposes of the terms of this Agreement and to which DST shall provide services pursuant to this Agreement (each, a “Sponsor Complex”). In accordance with the Sponsor Schedule, each new Sponsor and Trust shall be subject to and bound by the terms of this Agreement. Each Sponsor Schedule will show (i) the name of the Sponsor, (ii) the name of each Trust sponsored by the Sponsor, (iii) the term for the Sponsor Schedule (which, unless otherwise mutually agreed in writing in the Sponsor Schedule, will be for a period of five (5) years from the first use of DST’s services in production after the conversion of that Trust’s Securityholder records onto the TA2000 System and (iv) any other applicable terms and conditions.

5.	Limit of Authority.

The appointment of DST as transfer agent for each Trust will be construed to cover the full amount of authorized stock of each class or classes of securities of such Trust for which DST is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount.

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In case a Trust increases its authorized amount of securities for which DST acts as transfer agent, the Sponsor or SCAS will provide DST with the following documents certified as true and correct by such Trust:

(1)        If the appointment of DST was theretofore expressly limited, a certified copy of a resolution of the Board of Directors/Managers/Trustees of the Trust increasing the authority of DST to cover such additional authorized securities;

(2)        A certified copy of the amendment to the Articles of Incorporation/Articles of Organization/Declaration of Trust, as applicable, of the Trust authorizing the increase in the authorized amount of the Trust’s securities;

(3)        A certified copy of the order or consent of each governmental or regulatory authority required by law, if any, to consent to the issuance of the increased amount of authorized stock;

(4)        The following documents, certified as true and correct by counsel (in-house or outside) on behalf of the Trust:

(a)        [RESERVED.]

(b)        A recent certificate of good standing issued by such Trust’s state of organization;

(c)        A “blue sky” memorandum disclosing the registration status, under applicable state laws, of offering(s) pursuant to which the additional shares of stock of the Trust covered by the appointment will be issued, if applicable;

(d)        A copy of the Notice of Effectiveness under the Securities Act of 1933 issued by the Securities and Exchange Commission relating to the registration statement(s) pursuant to which such Trust has registered the offering of additional shares of stock covered by the appointment, if applicable; and

(e)        A manually executed copy of the opinion of counsel as to the legality of such Trust’s shares covered by the appointment, as filed with the Securities and Exchange Commission as an exhibit to such Trust’s registration statement(s), if applicable.

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6.	Compensation and Expenses.

A.	In consideration for its services hereunder as transfer agent and dividend disbursing agent, SCAS will pay to DST the compensation set forth on Exhibit C specified as expenses of SCAS, the annual fees set forth therein being billable and to be paid monthly in arrears at the rate of 1/12th of the stated annual fee. In consideration for its services hereunder as transfer agent and dividend disbursing agent, unless otherwise provided in a Sponsor Schedule, each Sponsor or Trust will pay to DST the compensation set forth on Exhibit C specified as an expense of the Trusts, the annual fees set forth therein being billable and to be paid monthly at the rate of 1/12th of the stated annual fee. The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

B.	SCAS and each Trust also agree promptly to reimburse DST monthly for all reasonable billable expenses or disbursements incurred by DST, and provided to SCAS and/or such Trust in a detailed and itemized invoice in connection with the performance of services under this Agreement including, but not limited to, expenses for postage, express delivery services, freight charges, envelopes, checks, drafts, forms (continuous or otherwise), specially requested reports and statements, telephone calls, telegraphs, stationery supplies, counsel fees, outside printing and mailing firms (including DST Output, LLC), magnetic tapes, reels or cartridges (if sent to SCAS or a Trust or to a third party at SCAS’ request) and magnetic tape handling charges, off-site record storage, media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes), computer equipment installed at SCAS’ request at SCAS’ or a third party's premises, telecommunications equipment, telephone/telecommunication lines between SCAS and its agents, on one hand, and DST on the other, proxy soliciting, processing and/or tabulating costs, second-site backup computer facility, transmission of statement data for remote printing or processing, and National Securities Clearing Corporation (“NSCC”) transaction fees, if applicable, to the extent any of the foregoing are paid by DST. SCAS agrees to pay postage expenses at least one day in advance, if so requested by DST. In addition, any other expenses incurred by DST at the request or with the written consent of an Authorized Person will be promptly reimbursed by the applicable Trust upon receipt of an itemized and detailed invoices of such expenses. Each Trust is responsible for expenses and disbursements that are clearly allocated to such Trust for services provided for the benefit of such Trust.

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C.	Any fees, discounts and/or expenses that are not readily identifiable to any single Trust will be allocated on a pro rata basis (if a per share fee) or per Trust (if a fixed cost). However, notwithstanding the above, in the event a fee, discount and/or expense is not allocable as provided above, DST may request instructions from SCAS on how to allocate such fee, discount and/or expense. In such event, SCAS will promptly provide DST with such instructions. Any Sponsor or Trust executing a Sponsor Schedule here to agrees and authorizes SCAS to provide such instruction and authorizes DST to act on SCAS’ instruction.

D.	Amounts due hereunder shall be billed monthly as soon as reasonably practicable under the then current circumstances after the last day of the preceding month and shall be due and paid on or before the thirtieth (30th) business day after receipt of such statement by SCAS or such Trust, as applicable (the “Due Date”). Each Trust and SCAS is aware that its failure to pay all amounts in a timely fashion so that they will be received by DST on or before the Due Date will give rise to costs to DST not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to Section 6.E. hereof, in the event that any amounts due hereunder are not received by DST by the Due Date, any such Trust and SCAS, as applicable shall pay a late charge equal to the lesser of the maximum amount permitted by applicable law or the product of one and one-half percent (1.5%) per month times the amount overdue times the number of months from the Due Date up to and including the day on which payment is received by DST. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due. Acceptance of such late charge shall in no event constitute a waiver of a Trust’s, SCAS’ or DST's default or prevent the non-defaulting party from exercising any other rights and remedies available to it.

E.	In the event that any charges are disputed, a Trust or SCAS shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify DST in writing of any disputed charges for billable expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth (5th) business day after the day on which DST provides to the Trust documentation which an objective observer would agree reasonably supports the disputed charges (the “Revised Due Date”). Late charges shall not begin to accrue as to charges disputed in good faith until the first business day after the Revised Due Date.

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F.	The fees and charges set forth on Exhibit C shall increase or may be increased as follows:

(1)	On the first day of each new term or otherwise in accordance with the “Fee Increases” provision in Exhibit C;

(2)	DST may, subject to this Section 6.F. below, increase the fees and charges set forth on Exhibit C (or, a Sponsor Schedule) upon at least ninety (90) days prior written notice, if changes in applicable existing laws, rules or regulations: (i) require substantial system modifications or (ii) materially increase cost of performance hereunder;

(3)	DST may charge for additional features of the TA2000 System used by SCAS or a Trust that are not consistent with such Trust's current processing requirements; and

(4)	In the event DST, at an Authorized Person’s request, performs Exception Services, DST shall be entitled to reasonably increase the fees and charges for such Exception Services from those set forth on Exhibit C to the extent such Exception Services increase DST’s cost of performance.

Notwithstanding the foregoing, DST may only increase the fees and charges in accordance with Section 6.F.(2) above if prior to such increase DST and SCAS shall confer, diligently and in good faith and agree upon a new fee to cover the amount necessary, but not more than such amount, to reimburse DST for a Trust’s pro rata portion of the cost of developing the new software to comply with regulatory charges and for the increased cost of operation.

If DST notifies SCAS of an increase in fees or charges under subparagraphs (3) or (4) of this Section 6.F., the parties shall confer, diligently and in good faith, and agree upon a new fee to cover such new fund feature.

7.	Operation of DST System.

In connection with the performance of its services under this Agreement, DST is responsible for the following items:

A.	That entries in DST's records, and in each Trust's records created by DST on the TA2000 System, accurately reflect the orders, instructions, and other information received by DST from an Authorized Person, broker-dealers or Securityholders;

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B.	That Securityholder lists, Securityholder account verifications, confirmations and other Securityholder account information to be produced from its records or data be available and accurately reflect the data in each Trust's records on the TA2000 System;

C.	The accurate and timely issuance of distribution checks in accordance with instructions received from each Trust and the data in such Trust's records on the TA2000 System;

D.	That, once approval by an Authorized Person of a requested redemption of shares of each Trust by a Securityholder, broker-dealer or other authorized intermediary of the Securityholder has been received by DST, redemptions and payments be effected timely in accordance with the instructions of each such Trust and accurately in accordance with redemption instructions received by DST from Authorized Persons, broker-dealers or Securityholders and the data in each Trust's records on the TA2000 System;

E.	The deposit daily in each applicable Trust's appropriate special bank account of all checks and payments received by DST from NSCC (if applicable), broker-dealers or Securityholders for investment in shares of such Trust;

F.	The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of Securityholder accounts, transfers, redemptions and other Securityholder account transactions, all in conformance with DST's present procedures as set forth in its Legal Manual, Third Party Check Procedures, Checkwriting Draft Procedures, Compliance + and Identity Theft Programs, Business Contingency Plan and Signature Guarantee Procedures as provided to SCAS or a Trust at the request of such Trust, including any amendments from time to time (collectively the “Procedures”) with such changes or deviations therefrom as may be from time to time required or approved by an Authorized Person or their respective counsel or DST's counsel (DST reserving to itself the right to reasonably amend the Procedures in its discretion in good faith from time to time upon ten business days’ prior written notice) and the rejection of orders or instructions not in good order in accordance with the applicable prospectus or the Procedures;

G.	The maintenance of customary records in connection with its agency in accordance with the transfer agent recordkeeping requirements under the Securities Exchange Act of 1934; and

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H.	The maintenance of a current, duplicate set of each Trust's essential records at a secure separate location, in a form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

8.	Indemnification.

A.	DST shall at all times use reasonable care, due diligence and act in good faith in performing its duties under this Agreement. DST shall provide its services as transfer agent in accordance with the terms and conditions set forth in this Agreement, Section 17A of the Securities Exchange Act of 1934, and the rules and regulations thereunder, any other federal or state laws applicable to DST’s acting as a transfer agent or any local laws which are the subject of a Memorandum issued by the Investment Company Institute or brought to DST’s attention by an Authorized Person. For those activities or actions delineated in the Procedures, DST shall be presumed to have acted in accordance with the terms and conditions of this Agreement if DST has acted in accordance with the Procedures in effect when DST acted or omitted to act.

B.	DST shall not be responsible for, and each Trust, each Sponsor and SCAS shall severally and not jointly, indemnify and hold DST harmless from and against, any and all actual losses, damages, costs, charges, counsel fees, payments, expenses and liability (the “Adverse Consequences”) that may be asserted against DST or for which DST may be held to be liable arising out of or attributable to:

(1)	All actions of DST required to be taken by DST pursuant to this Agreement, provided that DST has acted in good faith, with due diligence and with reasonable care;

(2)	A Trust’s or the Sponsor’s or SCAS’ refusal or failure to comply with the terms of this Agreement or the material breach of any representation or warranty of SCAS, the Sponsor or any Trust entity hereunder;

(3)	The good faith reliance on, or the carrying out of, any written or oral instructions or requests of an Authorized Person or DST's good faith reliance on, or use of, information, data, records, transmissions and documents received from, or which have been prepared and/or maintained by such Trust or the Sponsor or SCAS or any other person or entity from whom an Authorized Person instructs DST to accept and utilize information, data, records, transmissions and documents;

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(4)	The offer or sale of a Trust's shares in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such shares in such state or in excess of the authorized number of outstanding shares (unless such violation results from DST's failure to provide such Trust or SCAS with reports that accurately reflect the written instructions received by DST from an Authorized Person regarding those states in which, and in what maximum share amounts, offers or sales of shares of such Trust are permitted under applicable state law to be made to residents of such state and identifying transactions previously entered that violate such instructions);

(5)	A Trust's or a Sponsor’s or SCAS’ errors and mistakes in the use of the TA2000 System, the data center, computer and related equipment used to access the TA2000 System (the “DST Facilities”), and control procedures relating thereto in the verification of output and in the remote input of data;

(6)	Errors, inaccuracies, and omissions in, or errors, inaccuracies or omissions of DST arising out of or resulting from such errors, inaccuracies and omissions in, a Trust's records, Securityholder and other records, delivered to DST hereunder by such Trust, its Sponsor, SCAS or any of their prior agent(s);

(7)	Actions or omissions to act by a Trust, a Sponsor, SCAS or agents designated by such Trust, such Sponsor or SCAS with respect to duties assumed thereby as provided for in Section 21 hereof;

(8)	DST’s performance of Exception Services except where DST acted or omitted to act in bad faith, with reckless disregard of its obligations or with gross negligence;

(9)	Defaults by dealers or Securityholders with respect to payment for share orders previously entered;

(10)	DST’s not performing the functions specified in the Compliance + Program, as provided in Section 19(G)(3) below; and

(10)	The negotiation and processing of all checks, including checks that are forwarded to DST by a Trust, a Sponsor, or SCAS for the purchase of shares of such Trust other than the deposit of such checks in the bank in accordance with the instructions of an Authorized Person.

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For clarification, nothing contained herein shall make any Sponsor or Trust responsible or liable for the acts or omissions of any other Sponsor or Trust.

C.	DST shall indemnify and hold each Trust, each Sponsor, and SCAS harmless from and against any and all Adverse Consequences that may be, or is, asserted against any such Trust, or for arising out of, or attributable to DST's failure to comply, with respect to the terms and obligations owed to the particular party seeking indemnification, with the terms of, or to fulfill its obligations under, this Agreement or arising out of or attributable to, a material breach of any representation or warranty or covenant of DST hereunder; provided, however, that such breach pertains to DST’s provision of services under this Agreement to the party seeking indemnification; and further provided, however, that DST's cumulative and aggregate liability during any term of this Agreement with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by SCAS and the Trusts to DST as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event giving rise to DST’s liability.

D.	IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO ANY OTHER PARTY, FOR PUNITIVE, CONSEQUENTIAL, INDIRECT, OR OTHER SPECIAL DAMAGES OR FOR ANY ACT OR FAILURE TO ACT, IN EACH CASE, IN CONNECTION WITH ANY PROVISION OF THIS AGREEMENT EVEN IF, IN EACH CASE, ADVISED OF THE POSSIBILITY THEREOF.

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E.	Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified person will, if a claim in respect thereto is to be made against an indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve an indemnifying party from any liability that it may have to any indemnified person for contribution or otherwise under the indemnity agreement contained herein except to the extent it is prejudiced as a proximate result of such failure to timely notify. In case any such action is brought against any indemnified person and such indemnified person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any indemnified party or both with counsel reasonably satisfactory to such indemnified person); provided, however, if the defendants in any such action include both the indemnified person and an indemnifying party and the indemnified person shall have reasonably concluded that there may be a conflict between the positions of the indemnified person and an indemnifying party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified persons which are inconsistent with those available to an indemnifying party, the indemnified person or indemnified persons shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified person or indemnified persons at such indemnified party's sole expense. Upon receipt of notice from an indemnifying party to such indemnified person of its election so to assume the defense of such action and approval by the indemnified person of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the indemnifying party will not be liable to such indemnified person hereunder for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof. An indemnifying party will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified persons are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified person from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder. If it does so, it waives its right to indemnification therefor.

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9.	Certain Covenants of DST, SCAS, the Sponsor and the Trusts.

A.	All requisite steps will be taken by a Trust, a Sponsor or SCAS from time to time when and as necessary to register or qualify, as applicable, such Trust's shares for sale in all states in which such Trust's shares shall at the time be offered for sale and require registration or qualification. If at any time a Trust, a Sponsor or SCAS receives notice or becomes aware of any stop order or other proceeding in any such state affecting such registration or the sale of such Trust's shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of such Trust's shares, such Trust or SCAS or applicable Sponsor will give prompt notice thereof to DST.

B.	DST hereby agrees to perform such transfer agency functions as are set forth in Section 4.D. above and establish and maintain facilities and procedures reasonably acceptable to SCAS for safekeeping of check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such forms and devices, and to carry such insurance as it considers adequate and reasonably available.

C.	DST agrees that all records maintained by DST relating to the business, Securityholders and transactions in shares of a Trust are the property of such Trust and will be preserved and will be surrendered promptly to such Trust on request.

D.	At SCAS’ request, DST agrees to furnish to each Trust annual reports of DST’s financial condition, consisting of a balance sheet, earnings statement and any other financial information reasonably requested by any or each Trust. The annual financial statements will be certified by DST's certified public accountants.

E.	DST represents and agrees that it will use its reasonable efforts to keep current on the trends of the transfer agent industry relating to Securityholder services and will use its reasonable efforts to continue to modernize and improve its systems.

F.	DST will permit each Trust, each Sponsor, SCAS and their authorized representatives (subject to execution of DST’s standard confidentiality and non-use agreement) to make periodic inspections of its operations as such involves or is utilized by DST to provide services to such Trust at reasonable times during normal business hours. DST will permit duly authorized federal examiners to make periodic inspections of its operations as such would involve such Trust to obtain, inter alia, information and records relating to DST’s performance of its Compliance + or Identity Theft Program obligations and to inspect DST’s operations for purposes of the Program.” Any costs imposed by such examiners in connection with such examination (other than fines or other penalties) shall be paid by such Trust and, if such examination is not related to a particular Trust, then allocated in accordance with Section 6.C. herein, unless occasioned by the actions or omissions of DST or questions regarding how DST was performing its obligations under this Agreement for which DST is solely responsible. Notwithstanding anything herein to the contrary, DST is authorized to and will permit the Internal Revenue Service and any other tax authority to inspect its operations in connection with examinations by any such authority of DST’s or other taxpayer’s compliance with the tax laws, and the costs of each such inspection and examination shall be paid by the applicable Trust, (or, if such inspection and examination is not related to a particular Trust then allocated in accordance with Section 6.C. herein, to the extent that the examination relates to DST’s performance of services to a Trust under this Agreement and is not occasioned by a question whether DST failed to perform its obligations under the Agreement.

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10.	Recapitalization or Readjustment.

In case of any recapitalization, readjustment or other change in the capital structure of a Trust requiring a change in the shares contained in book entry form on the stock record of such Trust as maintained by DST, DST will effectuate or transfer ownership of, the outstanding shares in book entry, upon receiving:

A.	Written instructions from an Authorized Person;

B.	Certified copy of the amendment to the Articles of Incorporation or other document effecting the change;

C.	Certified copy of any order or consent of each governmental or regulatory authority, required by law to the issuance of new book entry shares, if applicable;

D.	The following are certified as true and correct by such Trust:

(1)	[RESERVED];

(2)	A recent certificate of good standing issued by such Trust’s state of organization;

(3)	A “blue sky” memorandum disclosing the registration status, under applicable state laws, of the offering(s) pursuant to which all shares of stock of such Trust in the new form will be issued, if applicable;

(4)	A copy of the Notice of Effectiveness under the Securities Act of 1933, issued by the Securities and Exchange Commission relating to the registration statement(s) pursuant to which such Trust has registered shares of stock in the new form covered by the appointment, if applicable; and

(5)	A manually executed copy of the opinion of counsel as to the legality of such Trust’s shares covered by the appointment, as filed with the Securities and Exchange Commission as an exhibit to such Trust’s registration statement(s), if applicable.

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11.	Omitted.

12.	Death. Resignation or Removal of Signing Officer.

SCAS will file promptly with DST written notice of any change in the Authorized Persons, together with two signature cards bearing the specimen signature of each newly Authorized Person.

13.	Future Amendments of Charter/Declaration and Bylaws/Articles, as appropriate.

Each Trust will promptly deliver to DST copies of all material amendments to its Articles of Incorporation/Articles of Organization/Declaration of Trust or other organizational documents and amendments to its Bylaws/Operating Agreement or other operational document made after the date of this Agreement.

14.	Instructions. Opinion of Counsel and Signatures.

At any time DST may apply to any Authorized Person, and may with the approval of an Authorized Person, consult with legal counsel for such Trust, at the expense of such Trust or, in the event an Authorized Person fails to respond to DST’s request for instruction, DST’s own legal counsel, at DST’s expense, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. In connection with services provided by DST under this Agreement that relate to compliance by the Trust with the Code, including without limitation the services described in Section 4.D(x), DST shall have no obligation to continue to provide such services after it has asked an Authorized Person to give it instructions which it believes are needed by it to so continue to provide such services and before it receives the needed instructions from such Authorized Person, and DST shall have no liability for any damages (including without limitation penalties imposed by any tax authority) caused by or that result from its failure to provide services as contemplated by this sentence. DST will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by an Authorized Person and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from such applicable Trust. For clarification, each Trust hereby irrevocably appoints SCAS as the sole and exclusive Authorized Person under this Agreement with respect to any matter related to such Trust and: (i) any notification by DST to SCAS shall be considered notification to the Trust, and (ii) DST shall be entitled to rely upon any instruction provided by SCAS as if provided by an officer of such Trust with actual authority to provide such instruction or direction.

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15.	Force Majeure and Disaster Recovery Plans.

A.	DST shall not be responsible or liable for its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection; or any other cause, contingency, circumstance or delay not subject to DST's reasonable control which prevents or hinders DST's performance hereunder. However, solely during and with reference to any period that DST fails to perform its obligations hereunder as a result of circumstances beyond DST’s reasonable control, the Trusts’ and SCAS’ obligations to pay to DST the compensation set forth on Exhibit C shall be suspended.

B.	Provided the Trust is paying its pro rata portion of the charge therefor, DST shall provide back-up facilities to the data center or centers used by DST to provide the transfer agency services hereunder (collectively, the “Back-Up Facilities”) capable of supplying the transfer agency services specified herein to the Trust in case of damage to the primary facility providing those services. The back-up to the data center operations facility will have no other function that could not be suspended immediately for an indefinite period of time to the extent necessary to allow, or continue to be supported while allowing, the facility to function as a back-up facility and support all functionality scheduled to be supported in DST’s Business Contingency Plan. Transfer to the Back-Up Facility shall commence immediately after the DST’s declaration of a disaster and shall be conducted in accordance with DST’s Business Contingency Plan, which Plan calls for the transfer of the TA2000 System to the Back-Up Facilities to be completed within four hours after DST’s declaration of a disaster. The Trust shall not bear any costs (in addition to the Fees and charges set forth in Exhibit C attached hereto) related to such transfer. At least once annually, DST shall complete a successful test of the Business Contingency Plan.

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C.	DST also currently maintains, separate from the area in which the operations which provides the services to the Trust hereunder are located, a Crisis Management Center consisting of phones, computers and the other equipment necessary to operate a full service transfer agency business in the event one of its operations areas is rendered inoperable. The transfer of operations to other operating areas or to the Crisis Management Center is also covered in DST's Business Contingency Plan.

16.	Certification of Documents.

The required copy of the Articles of Incorporation of the Trust and copies of all amendments thereto will be certified by the Secretary of State (or other appropriate official) of the State of Incorporation, and if such Articles of Incorporation and amendments are required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to DST. A copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the stock will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto, and copies of resolutions of the Board of Directors of the Trust, will be certified by the Secretary or an Assistant Secretary of the Trust under the Trust's seal.

17.	Reserved

18.	Disposition of Books, Records and Canceled Certificates.

DST may send periodically to a Sponsor or a Trust, where designated by an Authorized Person (or in the absence of a designation more than ten (10) days after DST communicates a request, whether by e mail, fax, express delivery or the U.S. mail, to the address set forth in Section 27.L of this Agreement, or the Sponsor Supplement as applicable, DST may send the following to the aforementioned address), all books, documents, and all records no longer deemed needed for current purposes, upon the understanding that such books, documents, and records will be maintained by the Trust under and in accordance with the requirements of Section 17Ad-7 adopted under the Securities Exchange Act of 1934, including by way of example and not limitation Section 17Ad-7(g) thereof. Such materials will not be destroyed by the Sponsor or the Trust without the consent of DST (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

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19.	Provisions Relating to DST as Transfer Agent.

A.	Before making any original issue of shares, SCAS will furnish DST with sufficient funds to pay all required taxes on the original issue of the stock, if any. SCAS will be responsible for the timely payment of any original issuance taxes to the applicable taxing authority, and will indemnify and hold harmless DST against any Adverse Consequences arising from the failure to collect and timely remit taxes with respect to such transaction.

B.	Shares of stock will be transferred by book entry in accordance with the instructions of the Securityholders thereof and, upon receipt of SCAS’ instructions that shares of stock be redeemed and funds remitted therefor, such redemptions will be accomplished and payments dispatched provided the Securityholder instructions are deemed by DST to be properly endorsed by an appropriate person to originate such instructions under applicable law accompanied by such documents as DST may deem necessary to evidence the authority of the person making the transfer or redemption. DST reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature in accordance with the Signature Guarantee Procedures. DST also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper or unauthorized. DST may, in effecting transfers or redemptions, rely upon the Procedures, Simplification Acts, Uniform Commercial Code or other applicable statutes that protect DST and the applicable Trust or either in not requiring complete fiduciary documentation. In cases in which DST is not directed or otherwise required to maintain the consolidated records of Securityholder’s accounts, DST will not be liable for any loss which may arise by reason of not having such records.

C.	DST will supply a Securityholders list to each Sponsor or its applicable Trust for such Trust’s annual meeting upon receiving a request from an Authorized Person. It will also, at the expense of the Trust (or, if such list is not related to a single Trust, then at the expense of SCAS), supply lists at such other times as may be requested by an Authorized Person.

D.	Upon receipt of written instructions of an Authorized Person, DST will) address and mail notices to Securityholders, at the expense of the applicable Trust (and if such notices are not related to a particular Trust, then allocated in accordance with Section 6.C. herein.

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E.	In case of any request or demand for the inspection of the stock books of a Trust or any other books in the possession of DST, DST will notify the applicable Sponsor and Trust and to secure instructions as to permitting or refusing such inspection. DST reserves the right, however, to exhibit the stock books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the stock books or other books to such person.

F.	DST agrees to furnish SCAS with (1) annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other financial information as is made public by DST in connection with the foregoing and (2) semi-annually with a copy of a SAS 70 Type II Report (or successor type of audit report) issued by DST’s certified public accountants pursuant to Rule 17Ad-13 under the 1934 Act as filed with SEC. The annual financial statements will be certified by DST’s certified public accountants and the posting of a current copy thereof on DST’s website shall be deemed to be delivery to SCAS.

G.	(1)	DST shall assist each Trust, each Sponsor, and SCAS to fulfill certain of their responsibilities under certain provisions of USA PATRIOT Act, Sarbanes-Oxley Act, Title V of Gramm Leach Bliley Act, the Red Flags Regulations promulgated jointly by the Office of the Comptroller of the Currency, Treasury (OCC); Board of Governors of the Federal Reserve System (Board); Federal Deposit Insurance Corporation (FDIC); Office of Thrift Supervision, Treasury (OTS); National Credit Union Administration (NCUA); and Federal Trade Commission (FTC or Commission) implementing section 114 of the Fair and Accurate Credit Transactions Act of 2003 (FACT Act) and final rules implementing section 315 of the FACT Act, and the applicable federal securities laws (collectively the “Reform Regulations”), by complying with Compliance+™, a compliance program that focuses on certain business processes that represent key activities of the transfer agent/service provider function (the “Compliance + Program”), a copy of which has hitherto been made available to a Trust. These business processes are anti-money laundering, certificate processing, correspondence processing, fingerprinting, lost Securityholder processing, reconciliation and control, transaction processing, transfer agent administration and safeguarding fund assets and securities. DST reserves the right to make changes thereto as experience suggests alternative and better ways to perform the affected function. DST shall provide SCAS with written notice of any such changes.

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(2)	DST shall perform the procedures set forth in the Compliance + Program, as amended by DST from time to time, which pertain to DST’s performance of those transfer agency services in accordance with the terms and conditions set forth in this Agreement, (ii) implement and maintain internal controls and procedures reasonably necessary to insure that DST’s employees act in accordance with the Compliance + Program, and (iii) provide SCAS with written notice of any material changes made to the Compliance + Program.

(3)	Notwithstanding the foregoing, DST’s obligations regarding assisting SCAS or the Trusts with compliance with the Reform Regulations regulatory obligations shall be solely as are set forth in this Section and as hereinafter provided in this Section 19.G.(3) and any of obligations under the statutes and regulations specified in 19.G above that DST has not agreed to perform on a Trust’s, Sponsor’s or SCAS’ behalf under the Compliance + Program or under this Agreement shall remain the sole obligation of such Trust, Sponsor or SCAS. Additionally, each Trust hereby advises DST that all of the shares of such Trust will be sold by brokers or dealers who have executed selling group or similar dealer agreements with the applicable Sponsor or Trust or SCAS pursuant to which agreements the particular broker or dealer has assumed all AML/CIP obligations and responsibilities under applicable laws and that, therefore, such obligations and responsibilities are not among the obligations and responsibilities that DST is employed to provide or fulfill. Accordingly, notwithstanding anything in the Compliance + Program and the Reform Regulations to the contrary, the Trusts, Sponsors and SCAS hereby direct and instruct DST not to perform any AML/CIP checks or otherwise to seek to verify the identity of any new or existing purchaser of shares of the Trusts, that that function shall not be an obligation of DST under this Agreement and that any requirement to comply with applicable law with respect to any attempt to verify the identity of securityholders of the shares of the Trusts shall remain with the Trusts, the Sponsor or SCAS and the Trusts’ broker or dealers. DST will use commercially reasonable efforts to provide SCAS with remote electronic access to the vendor of choice to perform a national database search regarding CIP through DST’s TA2000 System. There may be an additional fee for such integration unless SCAS elects to utilize a vendor with whom DST has previously integrated services.

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20.	Provisions Relating to distribution disbursing and paying agency (as well as the receipt, deposit and payment of funds by the Transfer Agent in connection with the purchase and redemption of a Trust’s shares).

A.	DST will, at the expense of the applicable Trust (or, if such expense is not related to a particular Trust then allocated in accordance in Section 6.C. herein, provide a special form of check containing the imprint of any device or other matter desired by SCAS. Said checks must, however, be of a form and size reasonably convenient for use by DST.

B.	If SCAS desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished to DST within a reasonable time prior to the date of mailing of the dividend checks, at the expense of the applicable Trust (and, if such printed matter is not related to a particular Trust then allocated in accordance in Section 6.C. herein.

C.	If SCAS desires distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to DST but the size and form of said envelopes will be subject to the approval of DST. If stamped envelopes are used, they must be furnished by SCAS; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by SCAS.

D.	DST, acting as agent for each Trust, is hereby authorized (1) to establish in the name of, and to maintain on behalf of, each such Trust, on the usual terms and conditions prevalent in the applicable industry, including limits or caps (based on fees paid over some period of time or a flat amount, as required by the affected bank) on the maximum liability of such banks, as hereinafter defined, one or more deposit accounts at a nationally or regionally known banking institution (the “Bank”) into which DST shall deposit the funds DST receives for payment of dividends, distributions, purchases of a particular Trust’s shares, redemptions of a particular Trust’s shares, commissions, corporate re-organizations (including recapitalizations or liquidations) or any other disbursements made by DST on behalf of such Trust provided for in this Agreement, (2) to draw checks upon such accounts, to issue orders or instructions to the Bank for the payment out of such accounts as necessary or appropriate to accomplish the purposes for which such funds were provided to DST, provided, however, that DST may not draft any checks payable to the order of DST, any of its affiliates or cash without the prior written consent of such Trust, and (3) to establish, to implement and to transact Trust business through Automated Clearinghouse (“ACH”), Draft Processing, Wire Transfer and any other banking relationships, arrangements and agreements with such Bank as are necessary or appropriate to fulfill DST’s obligations under this Agreement. DST, acting as agent for the Trusts, is also hereby authorized to execute on behalf and in the name of the Trusts, on the usual terms and conditions prevalent in the industry, including limits or caps (based on fees paid over some period of time or a flat amount, as required by the affected Bank) on the maximum liability of such Banks, agreements with banks for ACH, wire transfer, draft processing services, as well as any other services which are necessary or appropriate for DST to utilize to accomplish the purposes of this Agreement. In each of the foregoing situations the Trusts shall be liable on such agreements with the Bank as if it itself had executed the agreement and DST shall not be directly liable on such agreements, but DST’s liability shall be judged under the provisions set forth in this Agreement. DST shall not be liable for any Adverse Consequences arising out of or resulting from errors or omissions of the Bank if DST shall have acted in good faith and with due diligence and in accordance with the terms of this Agreement.

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E.	DST is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

21.	Assumption of Duties By the Trusts or Agents Designated By SCAS.

A.	A Trust or agents designated by SCAS other than DST may assume certain duties and responsibilities of DST or those services of transfer agent and dividend disbursing agent as those terms are referred to in Section 4.D. of this Agreement including but not limited to answering and responding to telephone inquiries from securityholders and brokers, accepting Securityholder and broker instructions (either or both oral and written) and transmitting orders based on such instructions to DST, preparing and mailing confirmations, obtaining certified TIN numbers, classifying the status of securityholders and Securityholder accounts under applicable tax law, establishing Securityholder accounts on the TA2000 System and assigning social codes and Taxpayer Identification Number codes thereof, and disbursing monies of a Trust, said assumption to be embodied in writing to be signed by both parties.

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B.	To the extent a Trust or its agent or affiliate assumes such duties and responsibilities, DST shall be relieved from all responsibility and liability therefor and is hereby indemnified and held harmless against any liability therefrom and in the same manner and degree as provided for in Section 8 hereof.

C.	Initially SCAS or other designees of SCAS shall be exclusively responsible for the following: (i) to answer and to respond to phone calls from broker-dealers and to handle all broker-dealer commission inquiries and correspondence; (ii) to fax items into DST’s AWD™ System as such calls or items are received by the Trusts; (iii) to receive, to process and to open new accounts in the formats established by DST for all subscriptions to or purchases of shares from Securityholders, their intermediaries and their broker-dealers, all in accordance with the DST-provided work flows and Procedures, performing or arranging for the performance of all required AML/CIP verifications, receiving and processing all subsequent purchases of shares, and forwarding of all checks received for such subscriptions and purchases to DST for deposit in the bank; (iv) to provide timely to DST prior approval and valuation with respect to each redemption requested by Securityholders, their intermediaries and their broker-dealers; and (v) to review and to provide timely to DST prior approval of each Exception Service.

22.	Term and Termination of Agreement.

A.	This Agreement shall be in effect upon execution by SCAS and DST and shall continue in full force and effect for an initial period of five (5) years from the date hereof. This Agreement may be terminated by either SCAS or DST, effective as of the last day of the then current term of this Agreement by the giving to the other party of at least ninety (90) days’ prior written notice, provided, however, that the effective date of any termination shall not occur during the period from December 15 through February 28 of any year to avoid adversely impacting year end. Any Sponsor Schedule in effect on the date when this Agreement expires or is otherwise terminated will continue in effect until such Sponsor Schedule either (i) expires by its own terms or (ii) is separately terminated, prior to its own expiration, as provided in this Agreement. The terms and conditions of this Agreement shall continue to apply to such Sponsor Schedule as if this Agreement were still in effect. If a notice of termination is not given by either SCAS or DST to the other at least one hundred eighty (180) days prior to the end of the then current term, this Agreement shall automatically extend for a new term equivalent to the same number of years as the Initial Term unless a different period is contained in any new Fee Schedule as the period during which such Fee Schedule shall be effective (in which latter event the period for which the Fee Schedule applies shall be the length of the new term), each such successive term, being a new “term” of this Agreement, upon the expiration of any term hereof unless terminated as hereinafter provided in Section 22.B. Any Sponsor Schedule in effect on the date when this Agreement renews will not be affected by such renewal, or be subject to any mutually agreed changes effective as a result of such renewal, until the renewal of such Sponsor Schedule at the natural expiration of such Sponsor Schedule.

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B.	Individual Sponsor Schedules may be terminated as provided therein.

C.	SCAS, on the one hand, and DST on the other, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events with respect to the other:

(1)	The bankruptcy of the other party or its assigns or the appointment of a receiver for the other party or its assigns; or

(2)	Failure by the other party or its assigns to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of the first party and which failure continues for thirty (30) days after receipt of written notice from the first party.

D.	Reserved.

E.	In the event of termination of an individual Schedule or this Agreement, the applicable Trust(s) and SCAS, will promptly pay DST all amounts due to DST hereunder and DST will use its reasonable efforts to transfer the records of such terminating Trust to the designated successor transfer agent, to provide reasonable assistance to the terminating Trust and its designated successor transfer agent, and to provide other information relating to its services provided hereunder (subject to the recompense of DST for such assistance at its standard rates and fees for personnel then in effect at that time); provided, however, as used herein “reasonable assistance” and “other information” shall not include assisting any new service or system provider to modify, alter, enhance, or improve its system or to improve, enhance, or alter its current system, or to provide any new, functionality or to require DST to disclose any DST Confidential Information, as hereinafter defined, or any information which is otherwise confidential to DST.

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23.	Confidentiality.

A.	DST agrees that, except as provided in the last sentence of Section 19.E. hereof, or as otherwise required by law, DST will keep confidential all records of and information in its possession relating to each Sponsor, each Trust or its Securityholders or Securityholder accounts (collectively, the “Trust Confidential Information”) and DST will not disclose the same to any person except (i) as necessary to fulfill DST’s obligations under this Agreement, (ii) to an affiliate or subsidiary of DST), or (iii) at the request or with the consent of SCAS.

B.	Each Trust, each Sponsor and SCAS agrees to keep confidential all DST financial statements and other financial or operational records received from DST, the terms and provisions of this Agreement, all accountant’s reports relating to DST, and all manuals, systems and other technical information and data, relating to DST’s operations and programs furnished to it by DST pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of DST.

C.	(1)	SCAS and each Sponsor and each Trust acknowledges that DST has proprietary rights in and to the TA2000 System used to perform services hereunder including, but not limited to the maintenance of Securityholder accounts and records, processing of related information and generation of output, including, without limitation any changes or modifications of the TA2000 System and any other DST programs, data bases, supporting documentation, or procedures (collectively “DST Confidential Information”) which SCAS’, each Sponsor’s and each Trust’s access to the TA2000 System or computer hardware or software may permit SCAS and each Sponsor and Trust or their employees or agents to become aware of or to access and that the DST Confidential Information constitutes confidential material and trade secrets of DST. SCAS and each Sponsor and each Trust agrees to maintain the confidentiality of the DST Confidential Information.

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(2)	SCAS and each Sponsor and each Trust acknowledges that any unauthorized use, misuse, disclosure or taking of DST Confidential Information which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. SCAS and each Sponsor and each Trust will advise all of its employees and agents who have access to any DST Confidential Information or to any computer equipment capable of accessing DST or DST hardware or software of the foregoing.

(3)	SCAS and each Sponsor and each Trust acknowledges that disclosure of the DST Confidential Information may give rise to an irreparable injury to DST inadequately compensable in damages. Accordingly, DST may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and upon a proper showing of a breach of a Trust’s or the Sponsor’s or SCAS’ obligation of confidentiality under this Agreement or of a course of conduct which would result in such a breach if not altered, SCAS and each Sponsor and each Trust consents to the obtaining of such injunctive relief. All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years.

(4)	DST acknowledges that any unauthorized use, misuse, disclosure or taking of Trust Confidential Information which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. DST will advise all of its employees and agents who have access to any Trust Confidential Information of the foregoing.

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(5)	DST acknowledges that disclosure of the Trust Confidential Information may give rise to an irreparable injury to the Trusts inadequately compensable in damages. Accordingly, the Trusts collectively and jointly may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and, upon a proper showing of a breach of a DST’s obligation of confidentiality under this Agreement or of a course of conduct which would result in such a breach if not altered, DST consents to the obtaining of such injunctive relief. All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years.

24.	Changes and Modifications.

A.	During the term of this Agreement DST will use on behalf of the Trusts without additional cost all modifications, enhancements, or changes which DST may make to the TA2000 System in the normal course of its business and which are applicable to functions and features offered by the Trusts, unless substantially all DST clients are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. Each Trust (and, if such modification and improvement is not related to a particular Trust, then allocated in accordance with Section 6.C. herein agrees to pay DST promptly for modifications and improvements that are charged for separately at the rate provided for in DST’s standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

B.	DST shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that SCAS will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of SCAS in using or employing the TA2000 System or DST Facilities hereunder or the reports to be generated by such system and facilities hereunder, unless SCAS is given thirty (30) days prior notice to allow SCAS to change its procedures and DST provides SCAS with revised operating procedures and controls.

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C.	At a Trust’s expense (or, if such Client Requested Software is not related to a single Trust, then SCAS’ expense), DST will use reasonable efforts to make any reasonable changes to the TA2000 System requested by an Authorized Person (“Client Requested Software”). Charges attendant to the development of Client Requested Software shall be at DST’s standard rates and fees in effect at the time. If the cost to DST of operating the TA2000 System is increased by the addition of Client Requested Software, DST shall be entitled to increase its fees by an amount to be mutually agreed upon. Significant new features or functions that are utilized by SCAS or a Trust may be charged for on a pro rata basis, as provided in Section 24. A, above.

D.	All enhancements, improvements, changes, modifications or new features added to the TA2000 System however developed or paid for, including, without limitation, Client Requested Software (collectively, “Deliverables”), shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST. The parties recognize that during the Term of this Agreement, SCAS, a Sponsor or a Trust may disclose to DST, certain requirements, ideas and specifications, and, from time to time, DST may partly rely on such requirements, ideas and specifications to design, structure or develop a Deliverable. Provided that, as developed, such Deliverable contains no requirements, ideas and specifications that are identifiable to SCAS or a Sponsor or Trust, (i) SCAS, each Sponsor and each Trust hereby consents to DST’s use of such requirements, ideas and specifications to design, to structure or to determine the scope of such Deliverable or to incorporate into such Deliverable and that any such Deliverable, regardless of who paid for it, shall be, and shall remain, the sole and exclusive property of DST; and (ii) SCAS and each Sponsor and each Trust hereby grants DST a perpetual, nonexclusive license to incorporate and retain in such Deliverables such requirements, ideas and specifications provided by SCAS or Sponsor or Trust. All Trust Confidential Information shall be and shall remain the property of the Trust and shall remain protected under Section 23.

Copyright 2011 DST Systems, Inc.

25.	Third Party Vendors.

Nothing herein shall impose any duty upon DST in connection with or make DST liable for the actions or omissions to act of the following types of unaffiliated third parties: (a) courier and mail services including but not limited to Airborne Services, Federal Express, UPS and the U.S. Mails, (b) telecommunications companies including but not limited to AT&T, Sprint, MCI and other delivery, telecommunications and other such companies not under the party’s reasonable control, and (c) third parties not under the party’s reasonable control or subcontract relationship providing services to the financial industry generally, such as, by way of example and not limitation, the National Securities Clearing Corporation (processing and settlement services), Fund custodian banks (custody and fund accounting services) and administrators (blue sky and Fund administration services), and national database providers such as Choice Point, Acxiom, Lexis/Nexis or TransUnion and any replacements thereof, provided, if DST selected such company, DST shall have exercised due care in selecting the same. Such third party vendors shall not be deemed, and are not, subcontractors for purposes of this Agreement.

26.	[RESERVED.]

27.	Miscellaneous.

A.	This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri, excluding that body of law applicable to choice of law.

B.	All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

C.	The representations and warranties, and the indemnification extended hereunder, if any, are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

D.	No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

E.	The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

F.	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

G.	If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

Copyright 2011 DST Systems, Inc.

H.	This Agreement may not be assigned by SCAS, any Sponsor or any Trust or DST without the prior written consent of the other. Notwithstanding the above, DST may subcontract portions of the service to be provided hereunder to affiliates or subsidiaries of DST without the prior consent of SCAS.

I.	Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between SCAS, a Sponsor, a Trust and DST. It is understood and agreed that all services performed hereunder by DST shall be as an independent contractor and not as an employee of SCAS, a Sponsor, or a Trust. This Agreement is between DST, SCAS, the Sponsors and the Trusts, and neither this Agreement nor the performance of services under it shall create any rights in any third parties. There are no third party beneficiaries hereto.

J.	The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

K.	This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except by written instrument executed by both parties.

L.	All notices to be given hereunder shall be deemed properly given if delivered in person or if sent by U.S. mail, first class, postage prepaid, or if sent by facsimile and thereafter confirmed by mail as follows:

Copyright 2011 DST Systems, Inc.

If to DST:

DST Systems, Inc.
1055 Broadway, 7th Floor
Kansas City, Missouri 64105
Attn: Group Vice President-Full Service
Facsimile No.: 816-435-3455

With a copy of non-operational notices to:

DST Systems, Inc.
333 West 11th Street, 5th Floor
Kansas City, Missouri 64105
Attn: Legal Department
Facsimile No.: 816-435-8630

If to a Trust:

As set forth on an applicable Sponsor Schedule

If to a Sponsor:

As set forth on an applicable Sponsor Schedule

If to SCAS:

Strategic Capital Advisory Services, LLC
610 Newport Center Drive, Suite 350
Newport Beach, California 92660
Attn: President
Facsimile No.:	949-706-1879

or to such other address as shall have been specified in writing by the party to whom such notice is to be given.

M.	DST and SCAS (including all agents of each Trust) agree that, during any term of this Agreement and for twelve (12) months after its termination, neither party will solicit for employment or offer employment to any employees of the other.

N.	The representations and warranties contained in Sections 2 and 3 shall survive the execution of this Agreement and the performance of services hereunder and the provisions of Section 8 of this Agreement shall survive the termination of the Agreement and the performance of services hereunder until any statute of limitations applicable to the matter at issues shall have expired.

O.	DST will not be precluded from offering services similar to those offered to the Trusts to other parties, including competitors of the Trusts.

Copyright 2011 DST Systems, Inc.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their- respective duly authorized officers, to be effective as of the day and year first above written.

STRATEGIC CAPITAL ADVISORY SERVICES, LLC

By:

Title:	President

DST SYSTEMS, INC.

By:

Title:	Vice President

Copyright 2011 DST Systems, Inc.

EXHIBIT A, p. 1 of 5

FORM OF SPONSOR SCHEDULE

SPONSOR SCHEDULE

This SPONSOR SCHEDULE (this “Schedule”) to the Agency Agreement (as amended, the “Agreement”) originally made as of the______ day of__________ , 2011, by and between STRATEGIC CAPITAL ADVISORY SERVICES,LLC, a limited liability company existing under the laws of the State of Delaware, having its principal place of business at 610 Newport Center Drive, Suite 350, Newport Beach, California 92660 (“SCAS”) and DST SYSTEMS, INC., a corporation existing under the laws of the State of Delaware, having its principal place of business at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105 (“DST”) is entered into by and between DST, SCAS and [enter full legal name(s) of Trusts/sponsor] as of the ________ day of ________, 20___ (the “Effective Date”). For purposes of this Schedule, “Trust” shall mean _____ and “Sponsor” shall mean ________. Terms not otherwise defined in this Schedule shall have the meaning ascribed thereto in the Agreement.

1.           Advisor Complex. Subject to the Terms and conditions contained in the Agreement, DST shall provide the Services specified therein to the Trust(s) identified herein on Appendix I, attached hereto and incorporated herein by reference (the “Trusts ’). [Use the following if the Trusts execute] [Each Trust hereby appoints DST as its transfer agent and dividend disbursing agent pursuant to the terms of this Schedule and the Agreement] [Use the following if the Sponsors execute on behalf of the Trusts] The Sponsor, on behalf of and intending to bind each Trust, hereby appoints DST as the transfer agent and dividend disbursing agent for each Trust pursuant to the terms of this Schedule and the Agreement.

2.	Term.

(a)	Notwithstanding anything contained in the Agreement, this Sponsor Schedule shall be in effect upon the Effective Date and shall continue in full force and effect for an initial period of five (5) years commencing upon the first use of DST’s Services in production after the conversion of the Trust’s Securityholder records onto the TA2000 System (the “Term”).

Copyright 2011 DST Systems, Inc.

EXHIBIT A, p. 2 of 5

(b)	This Sponsor Schedule (but not the Agreement to which this Schedule relates, or any other Sponsor Schedule to the Agreement) may be terminated by either the Trust(s), SCAS or DST, effective as of the last day of the then current Term of this Sponsor Schedule by the giving to the other parties at least ninety (90) days’ prior written notice; provided, however, that the effective date of any termination shall not occur during the period from December 15, through February 28th of any year to avoid adversely impacting year end.

A termination of this Sponsor Schedule shall have no effect on any other Sponsor Schedule under the Agreement.

(c)	The Trust (or Sponsor on behalf of such Trust), SCAS, or DST, in addition to any other rights and remedies, shall have the right to terminate this Schedule (but not the Agreement or any other Sponsor Schedule to the Agreement) upon the occurrence at any time of a failure by either other party or its assigns to perform its duties in accordance with this Sponsor Schedule, which failure could materially adversely affect the business operations of such party and which failure is not remedied within thirty (30) days after notice is provided by such party to the other parties hereto.

(d)	In the event of a liquidation of a Trust, after the completion of such liquidation, this Schedule will be terminated with respect to such Trust. However, in the event the Trust is continued and becomes publically traded, then DST and the SCAS and the applicable Trust will negotiate in good faith a new fee schedule and a revised schedule of services to be provided with respect to such Trust. In the event DST and SCAS are unable to agree upon such new fee schedules and schedule of services, either party may terminate this Sponsor Schedule solely with respect to such publically traded Trust and not with respect to any other Trusts within this Schedule.

3.             Fees.

(a)           In consideration for its services to the Trust as Transfer Agent and Dividend Disbursing Agent specified in the Agreement and this Schedule, each Trust will pay to DST compensation set forth on Exhibit C attached to the Agreement and incorporated herein by reference and also, all of DST’s reasonable billable expenses, charges, counsel fees, and other disbursements (“Compensation and Expenses”) incurred in connection with the agency as provided in the Agreement.

Copyright 2011 DST Systems, Inc.

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EXHIBIT A, p. 3 of 5

(b)             Sponsor and each Trust acknowledge and agree that, to the extent any fees, discounts and/or expenses relate to or apply to multiple Sponsors and/or Trust, the Sponsor and the Trust(s) will responsible for that portion of such fees and expenses as set forth in Section 6.C. of the Agreement. Each of the Sponsor and each Trust hereby instructs and authorizes DST to follow SCAS’ instructions with respect to such allocation and releases and waives any claims Sponsor or any Trust may have against DST and/or SCAS as a result of DST’s implementing such allocation. However, notwithstanding the above, Sponsor and each Trust acknowledge in the event the allocation is not made as set forth in the first sentence of section 6.C. of the Agreement and Sponsor and each Trust hereby authorize and direct SCAS to provide a reasonable allocation of such amount and to provide DST with such allocation. Sponsor and each Trust hereby instructs and authorizes DST to follow SCAS’ instructions with respect to such allocation and releases and waives any claims Sponsor or any Trust may have against DST and/or SCAS as a result of DST’s implementing such instruction from SCAS.

4.             New Trusts. Any Trust that is added to this Schedule shall be added to the TA2000 System provided that the requirements of the new programs are generally consistent with services then being provided by DST under this Agreement to the then existing Trusts. SCAS will provide DST at least thirty (30) days’ prior written notice of such new Trust. Rates or charges for additional programs shall be as set forth in Exhibit C, as hereinafter defined, for the remainder of the contract term except as such Trusts use functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be in accordance with DST’s then- standard pricing schedule.

5.             Representations and Warranties of Sponsor.

The Sponsor (i) is authorized by each Trust to execute this Sponsor Schedule, binding each Trust to the terms hereof, (ii) has disclosed the terms of this Agreement and the applicable Addendum to the Board of Directors/Managers/Trustees, as applicable, of each Trust, and such terms have been approved by a majority of the uninterested directors, managers, trustees.

(6)             Miscellaneous. This Advisor Complex may be executed in one or more counterparts, each of which shall be deemed an original and all or which together shall constitute one and the same Advisor Complex Schedule.

Copyright 2011 DST Systems, Inc.

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EXHIBIT A, p. 4 of 5

IN WITNESS WHEREOF, each party hereto has caused this Sponsor to be executed on its behalf as of the date first above written.

STRATETIC CAPITAL ADVISORY SERVICES, LLC	DST SYSTEMS, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

[NAME OF SPONSOR]

By:

Name:

Title:

[Note: if Sponsor can’t bind Trusts, Trusts must execute Schedule]

Copyright 2011 DST Systems, Inc.

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APPENDIX I

LIST OF TRUSTS UNDER THIS SPONSOR SCHEDULE

Copyright 2011 DST Systems, Inc.

EXHIBIT B, p. 1 of 4

DST CASH UTILIZATION ARRANGEMENT

THIS EXHIBIT (the “Arrangement”) describes the DST’s Cash Utilization Arrangement. The signature of OOO (the “Client”) at the end hereof represents Client’s agreement on its own behalf and on behalf of all of its affiliated Trusts serviced on DST’s TA2000® System (the “Trust” or “Trusts”) to participate in the arrangement upon the terms set forth in the agreement to which this Arrangement is an exhibit (the “Agreement”) and in this Arrangement. Any capitalized terms not defined in this Arrangement shall have the meaning ascribed to them in the Agreement. Notwithstanding the foregoing, DST shall be entitled, in its reasonable discretion, to exclude from the operation of this Arrangement any specific Trust or Trusts. In the event of a conflict between terms set forth in this Arrangement and those in the Agreement, the terms of this Arrangement shall prevail and control:

1)	Net Collected Balances and Expected Settlements: In accordance with this Arrangement, net collected balances and certain expected settlements in the transfer agency demand deposit accounts at a bank, thrift or other depository institution (the “Depository Institution”) that are maintained in connection with DST’s services to the Client and as to which DST has authority to make deposits and withdrawals (the “Operating Accounts”) will be transferred each day to an investment account at the Depository Institution registered in the name of DST with a reference to the Client in parentheses or on the second line of the registration (each an “Investment Account”) and invested in overnight investments made available to DST by the Depository Institution.

Copyright 2011 DST Systems, Inc.

EXHIBIT B, p. 2 of 4

2)	Investment Account and Investments: Operating Account collected balances and certain expected settlements, if available, will be transferred each business day into the Investment Account for investment in short-term, high-quality, liquid obligations such as money market mutual funds, government bills, certificates of deposit, commercial paper, banker’s acceptances and repurchase agreements made available by the Depository Institution. In the morning of the next following, or second, business day, the balances from the previous business day will be transferred back to the Operating Accounts, and any earnings attributable to the overnight investment will remain in the Investment Account. During the second and each following business day, balances in the Operating Accounts will again be transferred into the Investment Account and invested overnight along with any residual earnings in the Investment Account from the previous business day or previous business days.

All investments of amounts in the Investment Account by the Depository Institution will be made in the name and for the account and risk of DST, and DST will be obligated to Client to transfer to the Operating Accounts on the next business day any amounts transferred from such Operating Accounts to the Investment Account.

3)	Treatment of Earnings: Each month, from any earnings in the Investment Account (the “Earnings”), DST will retain for itself ________ percent (___%) of the gross Earnings and credit as directed by Client the remaining portion of the Earnings against amounts due to DST from the Client for the services DST or the Depository Institution or both provide to the Client during the month. In any month in which the amount of the remaining portion of the Earnings exceeds the amounts due to DST or the Depository Institution or both, the excess portion will be segregated and remain available to be applied against future amounts due to DST or the Depository Institution or both or will be paid to the Client or at its direction.

Copyright 2011 DST Systems, Inc.

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EXHIBIT B, p. 3 of 4

4)	Apportionment of Credits and Payments: DST, if requested, will assist the Client in accordance with such procedures as the Client instructs DST to follow in determining the apportionment of any available credits or cash payments to individual series of the Client or any Trusts for which the Client is acting, and, at the Client’s instruction, DST will apply any such credits to amounts owed to DST or to the Depository Institution by, or make any such cash payments to, the appropriate series or Trust.

5)	Authorization: Notwithstanding anything to the contrary in any agreement under which DST is authorized, directly or indirectly, to perform for the Client transfer agency, shareholder servicing agency, or related services, whether as principal, agent or sub-agent, DST is hereby authorized and instructed to accept or deposit into the Operating Accounts, (i) all checks and payments received by DST from NSCC (if NSCC’s services are utilized by the affected Trust), broker-dealers, intermediaries for shareholders or shareholders, and any other sums received by DST on behalf of the Client, for investment in shares of the Trusts while such sums await their crediting to the Trusts and (ii) any amounts received from a custodian for any Trust for payment to an existing or former shareholder until such amounts are paid to the shareholder and to withdraw from the Operating Accounts and to transfer to the Investment Account and to invest for DST’s account and risk through the Investment Account the amounts from time to time on deposit in the Operating Accounts, subject to DST’s obligation to return to the Operating Accounts any balances transferred from the Operating Accounts to the Investment Account.

6)	Client Representation: The Client represents to DST that the arrangements described in this Arrangement have been approved by a majority of (a) the directors or trustees, as applicable, of the Client and (b) the trustees of each Trust for which the Client is acting, including in with respect to each Trust a majority of the disinterested or unaffiliated trustees of any Trust or its affiliates.

Copyright 2011 DST Systems, Inc.

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EXHIBIT B, p. 4 of 4

7)	Effective Date: This Agreement shall take effect as soon as reasonably practicable after the Conversion of the Trusts’ data onto the TA2000 System and DST’s commencement of the provision of transfer agency services to the Trusts.

ACCEPTED AND AGREED TO:

DST SYSTEMS, INC.	OOO, on its own behalf and on behalf of and in the name of all of its affiliated Trusts

By:	By:

Title:	Title:

Copyright 2011 DST Systems, Inc.

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EXHIBIT C, p. 1 of 3

DST SYSTEMS, INC.

FEE SCHEDULE

I.	Account Service Fees:

A.	Complex Minimum Fee

Year 1	$100,000 per year
Year 2	$200,000 per year
Years 3-5	$300,000 per year

(Note: Includes up to 1 non traded public REIT product offerings. These minimums apply to the initial product offering. If a subsequent product offering is added the complex minimum will increase by 50% with each additional product offering.)

B.	Account and Processing Fees Compared to Minimum: Open Account Fee:*

0 - 10,000	$29.50 per acct per year
10,001 - 20,000	$28.00 per acct per year
20,001 - 30,000	$27.00 per acct per year
30,001 - 50,000	$26.00 per acct per year
50,001 - 75,000	$23.50 per acct per year
75,001 - 100,000	$22.00 per acct per year
100,000 +	$20.00 per acct per year

Closed Account Fee	$1.80 per acct per year
New Account Setup Fee	$10.00 per NASA
Fiduciary Account Fee	$4.00 per acct per year
Phone Calls	$5.00 per call
Manual Correspondence	$5.00 per item
Sales Connect Monthly Fees	Exhibit C.3

*For purposes of the per account fees, the number of accounts in each Trust shall be aggregated and each Trust shall receive the same per account pricing, which shall be based upon the aggregate number of accounts among all Trusts. By way of example, if there are an aggregate of 52,000 accounts among all of the Trusts that are set forth in each Sponsor Schedule, then each Trust would pay $27.1539 per account per year.

(Note: Complex Minimum (Section I.A) applies unless aggregate charges in the affected month included in Section B exceed one-twelfth of the annual minimum. Complex Minimum starts when escrow of the first Trust is broken and contract Term commences to age.)

II.	Other Services:

Other Product Base Fee	$25,000 per year per TA2000 fund setup

(Other Products include, but are not limited to Limited partnerships, Reg D offerings, DST, TIC, 1031 or other similar products that have a limited number of investors allowed. Account and Processing Fees in I.B above apply in addition to the Other Product Base Fee.)

Copyright 2011 DST Systems, Inc.

EXHIBIT C, p. 2 of 3

Automated Work Distributor ™ (AWD)	$5,200 per user

(requires separate agreement. Does not include hardware or third-party software, products will be priced separately as requested)

AWD/Business Intelligence™	$2,500 per year

DPP Setup Fee	$10,000 per CUSIP
DPP Deconversion Fee	$15,000 per CUSIP
Fiduciary Fee	$25.00 per SSN
K-1 Account Fee	To Be Determined
TA2000 Data Transmission to non DSTO print vendors	$0.02 per record
* Aged History Retention Fee - Online	$5.00 per 1,000 lines
* Aged History Retention Fee - Offline	$3.50 per 1,000 lines
Services Provided	Exhibit C.1
*Vision - requires separate agreement	Exhibit C.2
* Sales Connect	Exhibit C.3
*FAN Mail - requires separate agreement	Exhibit C.4
Cash Utilization	Exhibit C.5
DSTO	Exhibit C.6

III.	Programming/Implementation Fees*:

*Computer/Technical Personnel (2010 Standard Rates):
*Business Analyst/Tester:
Dedicated	$113,087 per year (1,690 hours)
On Request	$90.48 per hour
*Cobol Programmer:
Dedicated	$173,663 per year (1,690 hours)
On Request	$135.20 per hour
*Workstation Programmer:
Dedicated	$220,630 per year (1,690 hours)
On Request	$180.96 per hour
*Web Developer:
Dedicated	$260,543 per year (1,690 hours)
On Request	$215.28 per hour
*Full Service Staff Support:
Senior Staff Support	$77.50 per hour
Staff Support	$57.50 per hour
Clerical Support	$47.50 per hour

Systems Implementation Fee	$50,000
(Applies to the initial implementation of the business only. Due at signing of Letter of Intent).

Data Conversion Fee	$75,000
(Applicable only if historic data converted from previous system)

Copyright 2011 DST Systems, Inc.

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EXHIBIT C, p. 3 of 3

Notes to Above Fees:

1)	The initial term is five (5) years. A Cost of Living increase will occur annually upon each anniversary of the Service Agreement in an amount not less than the annual percentage of change in the Consumer Price Index for all Urban Consumers (CPI-U) in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984=100, as last reported by the U.S. Bureau of Labor Statistics. Items marked by an “*” are subject to change with 60 days notice.

2)	Reimbursable Expenses are billed as incurred. Reimbursable expenses include but are not limited to: confirmation statements, AML/CIP, regulatory compliance, Compliance+ Program ($32,000/yr)*, escheatment, freight, internal postage, quarterly statements, postage, long distance telephone calls, records retention, customized programming/enhancements, federal wire fees, bank fees, transcripts, microfilm, microfiche, disaster recovery1*, hardware at customer’s facility, telecommunications/network configuration, and lost shareholder search/tracking.

3)	The Annual Account Service Fee includes the services listed on Exhibit B.1 of this proposal, basic TA2000 Voice, FAN Web and PowerSelect. This does not include any reimbursable expenses related to these three products. FAN Web and PowerSelect require a separate contract.

4)	Any fees or reimbursable expenses not paid within 30 days of receipt of invoice will be charged a late payment fee of 1.5% per month until payment is received.

Copyright 2011 DST Systems, Inc.

 3

EXHIBIT C.1

Services Provided

•	Distribution Center
■	Receipt and sort of incoming mail
■	Creation of electronic images for all paper received
■	Automated distribution of work based on assigned priority
■	Issuance of redemption and replacement checks
•	Transaction Processing
■	New Account Establishment
■	Account Maintenance
■	Purchases
■	Redemptions
■	Transfers
•	Control
■	Input of daily prices and dividend rates
■	Processing of dividend and capital gain distributions
■	Reconciliation of daily bank accounts
■	Blue Sky Transmissions/Support
■	Commission Processing and Reconciliation
■	Cash and Share Reconciliation
•	Year-End
■	IRS Reporting
■	1099
■	5498
•	Broker Servicing (phones)
■	Inquiry
■	Correspondence
■	Commission Inquiries
•	Shareholder Servicing (phones)
■	Inquiry
■	Telephone Transactions
■	Correspondence
■	Internet Support

Copyright 2011 DST Systems, Inc.

EXHIBIT C.2, p. 1 of 5

VISION

Fee Schedule

ID Charges

Number of ID Breakpoints	ID Charge Breakpoints
1 - 500	$5.00 per month/per ID for each of the first 500 IDs
501 - 1,000	$4.00 per month/per ID for each of the next 500 IDs
1,001 - 2,000	$3.00 per month/per ID for each of the next 1,000 IDs
2,001 - 3,000	$2.00 per month/per ID for each of the next 1,000 IDs
3,001 - +	No charge for each additional ID over 3,000

In accordance with the schedule above, ID Charges for each affiliate of Customer with a separate management code in the DST system cannot exceed a monthly maximum of $9,500.

Inquiry Charges
Initial Set-up Fee	None
Per View Charge[1]
Standard	$0.05
Reduced	$0.025

A view is defined as the complete process of an information request sent to the underlying recordkeeping system, and the corresponding response returned from the underlying recordkeeping system.

Statement Charges
Individual Statement Retrieval Charge	$0.05 per statement
Batch Statement Load Charge	$0.03 per image
Monthly Statement Interface Support Charge[2]	$1,300

Each individual statement presented shall be a separate retrieval and therefore be a separate charge, i.e., any related statement or historical statement, even if referred to on the requested statement, shall be a separate Statement Retrieval Charge. Further, the Statement Retrieval Charges do not cover any charges or expenses Customer may incur from its statement vendor.

The Batch Statement Load per-image charge will only be assessed at the time the statements are provided to Vision by the statement vendor, not at the time of viewing or downloading. Statements may be retrieved multiple times during the on-line availability period, but the management company is only charged once. Once the on-line availability period ends, the statements may be requested again and new charges would be assessed.

1 The Standard Per View Charge is currently assessed when an information request retrieves data from individual system-level tables to return a response. DST may, from time to time, determine that certain information requests that retrieve data from a consolidated table to return a response are eligible for the Reduced Per View Charge. Although the foregoing represents the approach DST has historically taken with respect to Per View Charges, DST reserves the right at any time to change the components and/or structure of the Per View Charge.

2 The Monthly Statement Interface Support Charge shall only be imposed if Customer elects to offer electronic statements as a part of the Vision Services through a statement vendor, or proprietary offering, other than DST Output, LLC or a subsidiary of DST Output, LLC. If Customer uses DST Output, LLC or a subsidiary of DST Output, LLC as its electronic statement vendor, the Monthly Statement Interface Support Charge will be waived.

Copyright 2011 DST Systems, Inc.

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EXHIBIT C.2, p. 2 of 5

Data Extract Charges
Advisor Requests	$0.12 per file
Non-Advisor Requests	$6.00 per file

The Data Extract charge will only be assessed at the time data files are retrieved by Vision, not at the time of viewing or downloading. The charge will be assessed for each affiliate of Customer with a separate management code in the DST system to which the data file pertains.

Email Alert Charges
Per email charge	$0.05 regardless of the number of confirmations included in the email

Transaction Processing Charges[3]
Initial Set-up Fee[4]
Existing FAN Users	$2,500
All Others	$5,000
Purchase, Redemption, Exchange, Maintenance	$0.10 per transaction
NSCC Reject Processing	$0.10 per reject[5]
New Account Establishment (each new account transaction may contain one or more new accounts)	$0.35 per transaction
New Account Web Service Image Delivery	$0.65 per image
Monthly Minimum[6]	the greater of $500 or actual usage charge

Fund Family Vision Additional Fees

Fund Family Vision7 is an optional element of the Vision Services which provides Customer the ability to offer integrated access to Vision through the Customer Web Site as described in more detail in the Fund Family Vision Implementation Guide.

Basic Package

When a User requests access to Vision, Customer’s Web Site will launch a frame-set containing Customer’s header within the top frame and Customer’s custom version of Vision within the lower frame. The customizable components are described in the Fund Family Vision Implementation Guide.

3 Transaction Processing is an optional element of Vision Services. Customer will not be assessed the Monthly Minimum or any Transaction Processing Charges until one or more of the Transaction types are made available to Users.

4 The Initial Set-up Fee shall be waived for set-ups that involve only NSCC Reject Processing. For all other transaction processing this Fee shall apply and shall be assessed only once per management code.

5 NSCC Reject Processing fee of $.10 does not include a $.05 per reject view charge for the User’s entry of comments associated with each reject.

6 NSCC Reject Processing shall not be considered when calculating the Monthly Minimum charge for Transaction Processing.

7 Participation in the Fund Family Vision offering (both Basic and Premium Packages) is subject to the terms and conditions set forth on Exhibit A attached to this Service Exhibit.

Copyright 2011 DST Systems, Inc.

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EXHIBIT C.2, p. 3 of 5

Premium Package

In addition to the integration provided in the Basic Package, the Premium Package provides four additional features as follows:

Authentication - Provides seamless integration between Customer’s Web Site and Vision.

Content Management - Enables Customer to publish marketing or other types of customer-specific content to DST-designated areas within DST-designated Vision screens without manual DST intervention.

Fund Specific Navigation - Enables Customer, if Customer participates in Client List for Fund Family Vision, to define links within the left navigation that will direct the User to specific destinations on Customer’s Web Site.

Web Stats - Provides enhanced reporting of usage patterns and general Web activity.

Fees8 In addition to the other Vision fees as described in this Vision fee schedule, the following Fund Family Vision Additional Fees apply:

Basic Package

In the event Customer elects to utilize the Fund Family Vision option, if the Customer is paying less than the monthly maximum in Vision ID Charges ($9,500), the additional fee for the Fund Family Vision Option shall be a monthly amount equal to the lesser of (i) $1,000 per month, or (ii) the difference between the current ID Charges and the amount needed to reach the $9,500 monthly ID Charge maximum. Customer may utilize the Fund Family Vision option free of charge for so long as Customer is paying the monthly maximum in Vision ID Charges ($9,500).

Premium Package9

Initial Set-up Fee	$5,000
Monthly Fee (in addition to the applicable Basic Package fee)	$3,000

Volume Discounts

Discount Schedule (monthly)10

$7,500 - $15,000	20%
$15,001 - $30,000	25%
$30,001 - $45,000	30%
$45,001 - +	35%

8 Fund Family Vision fees are not included for purposes of calculating the Vision Volume Discount, as described under Volume Discounts.

9 The Premium Package Initial Set-up Fee and Monthly Fee shall be waived for Platinum Level Customers.

10 Volume Discounts apply to all Inquiry Charges, Individual Statement Retrieval Charges, Batch Statement Load Charges, Data Extract Charges, Email Alert Charges, Transaction Processing Monthly Minimum, and Transaction Processing Charges. ID Charges, Monthly Statement Interface Support Charges, Transaction Processing Initial Set-up Fee, and Fund Family Vision Additional Fees are not included in Volume Discount calculation.

Copyright 2011 DST Systems, Inc.

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EXHIBIT C.2, p. 4 of 5

The percentage discount is applied incrementally to the dollars associated with each breakpoint.

Each Trust will be charged separately and will not be aggregated for purposes of any Vision Charges and Volume Discounts.

Platinum/Gold Discount

An additional discount shall be applied to the net Fees (i.e., after Volume Discounts) paid by Customer for DST's Vision Services if Customer is utilizing DST’s Basic FAN Mail Services pursuant to the applicable Master Agreement for DST FAN Mail Services, as follows:

At the beginning of the next calendar year following the first calendar year in which Customer has received Basic FAN Mail Services pursuant to the Service Exhibit to the Master Agreement for DST FAN Mail Services, and at the beginning of each calendar year thereafter, DST shall review the average combined monthly usage fees actually paid by Customer for Basic FAN Mail Services and Vision Services for the previous calendar year. In the event the average monthly usage fees paid equal or exceed at least $15,000.00, Customer shall receive the following discounts on Vision Services fees for the then current calendar year:

Gold Level

Qualification:	Average combined monthly usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed $15,000.00 ($180,000.00 annually) but are less than $25,000.00.

Discount:	The discount for each billing cycle equals 21/2% of Vision usage fees billed for such cycle.

Platinum Level

Qualification:	Average combined monthly usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed $25,000.00 ($300,000.00 annually).

Discount:	The discount for each billing cycle equals 5% of Vision usage fees billed for such cycle.

Platinum Plus Level

Qualification:	Average combined monthly usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed $166,666.67 ($2,000,000.00 annually).

Discount:	The discount for each billing cycle equals 10% of Vision usage fees billed for such cycle.

Copyright 2011 DST Systems, Inc.

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EXHIBIT C.2, p. 5 of 5

DST will combine qualified usage fees for all affiliates of Customer for purposes of determining the applicable discount for Customer’s affiliated corporate complex. In order to qualify, an affiliate of Customer must be an entity which directly or indirectly controls11, is controlled by or under common control with, Customer. It is Customer’s responsibility to notify DST in writing of qualifying company affiliations. DST will not combine an affiliate’s usage fees with Customer’s unless and until Customer has so notified DST. No retroactive adjustments to the Gold and Platinum discounts will be made based on previously undisclosed company affiliations. If Customer qualifies, the discount shall be shown on each invoice issued to Customer.

11 Control” over an entity shall mean (i) the possession, directly or indirectly, of 100% of the voting power to elect directors, in the case of an entity that is a corporation, or members of a comparable governing body, in the case of a limited liability company, firm, joint-venture, association or other entity, in each case whether through the ownership of voting securities or interests, by contract or otherwise and (ii) with respect to a partnership, a general partner thereof or an entity having management rights comparable to those of a general partner shall be deemed to control such entity. The terms “controlling” and “controlled” shall have corollary meanings.

Copyright 2011 DST Systems, Inc.

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EXHIBIT C.3, p. 1 of 2

DST SALESCONNECT12

Monthly Service Fees13

Option 1:

Base fee	$3,000 per month

Services include:

•	Work provided to the universal dealer team through AWD only
•	As new selling agreements are signed, add firms to firm cross reference which will systematically push branches/reps to FID
•	Standard TA2000 TIP files for trades, assets, FID maintenance
•	No Sales Connect database (no front-end functionality and no Sales Connect outbounds)

Optional Monthly Service Fees[14]

SalesConnect Application/CRM	$3,000 per month

SalesConnect Application/CRM required prior to utilization of the following functionality:

SalesConnect Reporting Database[15]	$1,500 per month
SalesConnect Mobile[16]
■ Base fee (includes access for 10 IDs)	$1,000 per month
■ Access for additional IDs	$25 each per month
SalesConnect Sync[17]
■ Base fee (includes 20 mailboxes)	$1,000 per month
■ Additional mailboxes	$ 10 each per month

Professional Services (upon request)18

1.	Develop new transaction/asset interfaces (either direct file transmissions or spreadsheets) into the SalesConnect Application.

2.	Develop new outbound files or modify the existing files for scrubbed transactions, assets, and firm/office/rep maintenance.

3.	Convert data from an existing Customer system into SalesConnect (e.g., historical transactions, notes, activities, unique identifiers for firm/office/rep).

12 Requires a separate contract.

13 Monthly service fees commence in the month transaction scrubbing begins. Monthly service fees may be re-evaluated and adjusted if average annual transaction volume exceeds 25,000 transactions per month.

14 Each user of an optional service must also have a SalesConnect ID within the provisions of the Monthly Service Fees.

15 Provides direct access to a copy of the SalesConnect production database for developing custom queries and reports utilizing a client’s own reporting tool. Requires network connectivity to the Winchester Data Center.

16 Provides access to the SalesConnect application through a wireless handheld device (e.g., Blackberry).

17 Provides bi-directional syncing of calendar entries between SalesConnect and client’s corporate calendar system (e.g., Microsoft Exchange/Outlook). Requires network connectivity to the Winchester Data Center.

18 Fees for Professional Services will be determined based on specific client requirements and DST’s prevailing hourly rates.

Copyright 2011 DST Systems, Inc.

EXHIBIT C.3, p. 2 of 2

4.	Provide consulting services related to processing the SalesConnect outbound files into a downstream sales and marketing system (two hours are provided at no charge, thereafter minimum charge is $15,000 for 100 hours).

5.	Develop a literature order and tracking interface from/to SalesConnect and client’s fulfillment vendor.

6.	Develop custom reports accessible through the SalesConnect web site.

The foregoing fees are billable monthly at the rates stated above and shall be paid within thirty (30) days of Customer’s receipt of the invoice to the address specified in the invoice (“Due Date”) subject to and in accordance with the terms and conditions set forth in Paragraph 6 of the Agreement.

Automatic Annual Increase Provisions: CPI

The foregoing fees are subject to an annual increase at the same time and manner as set forth in the TA2000 Agreement.

Copyright 2011 DST Systems, Inc.

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EXHIBIT C.4, p. 1 of 4

FILE AND USAGE FEE SCHEDULE – TA2000

TO

BASIC FAN MAIL SERVICES EXHIBIT

1.	Files.

The following Files may be made available to Recipients:

“Account Position” - This file reports the current Financial Product Unit balance and net asset value for every account, regardless of whether the account had activity. This file is generally provided on a monthly basis and consists of two (2) records per account.

“Direct Financial Activity” - This file is generated as a result of activity being posted to the Financial Product Unit owner account. The information in this file reports all activity involving the movement of money and/or Financial Product Units (with the exception of distributions) and consists of two (2) records per account.

“Account Master Position/New Account Activity/Non-Financial Activity” - This file provides registration information on each Financial Product Unit holder account for the Recipient. The Account Master Position is used to initialize the Recipient’s database. The New Account Activity provides any new accounts established for the Recipient. The Non-Financial Activity is generated from maintenance activity to the Financial Product Unit owner registration. These files consist of three (3) records per account.

“Distribution Activity” - This file is used to confirm all activity resulting from the distribution of a dividend, and long or short term capital gain. The file will be generated after the distribution has been applied to the Financial Product Unit holder account. This file consists of two records (2) per account.

“Daily Price” - This file contains the daily offering price and Net Asset Value of every CUSIP (separate security). This file consists of one (1) record per CUSIP.

"Security" - This file is systematically generated by DST and appended to the end of each associated Account Master Position/New Account Activity/Non-Financial Activity file being delivered. This file may also be generated upon request based on the month-end Account Position file. Unique security investment details such as Ticker/Quotron, CUSIP, Fund and Product Names are reported within this file. This file consists of one (1) record per unique CUSIP delivered in the associated file. Because this file is used to supplement the Account Master Position/New Account Activity/Non-Financial Activity files, DST does not charge any fees for the records provided in this file.

"Average Cost Position/Activity" - This file reports cost basis details including initial cost basis, the source of reporting, the last calculation date, the current net investment figure and current shares. The Average Cost Position file is used to initialize a Recipient's database. The Average Cost Activity file is generated as a result of a change to the cost basis of an account. These files consist of one (1) record per account.

Copyright 2011 DST Systems, Inc.

EXHIBIT C.4, p. 2 of 4

2.	Usage Fees.

DST will charge Customer fees per record made available, including all “header” records and “trailer” records, in accordance with the following fee schedule. Typically, a single header record is used to designate the beginning of data for a Recipient within a given File and a single trailer record is used to designate the end of data for a Recipient within a given File. One to many records may be included between the “header” and “trailer” records. Most Files consist of two (2) to three (3) records per account, each 160 bytes of information being a separate record.1

Accordingly, by way of example, if Customer sends an Account Position File for two Recipients, one with 25 accounts and one with 50 accounts, the following records would be billable to Customer.

	File Type	Records

Recipient A	Header	1
	25 Accounts (2 records per account)	50
	Trailer	1
Recipient B	Header	1
	50 Accounts (2 records per account)	100
	Trailer	1
	Total Records	154

DST will not bill Recipients for the Files made available to them.

Level	Per Record Fees

Branch/Rep	$.018
Dealer	$.012
$.002 or $1.75
Daily Price File	per Recipient per month, whichever is less

3.	Volume Discounts.

DST will offer Customer discounts based on the amount of each total per record charge per method of delivery incurred by Customer in a month. The following discount schedule will apply:

Total Per Record Fees	% Discount on Amount Over Threshold

$0.00 - $2,500.00	0%
$2,501.00 - $5,000.00	10%
$5,001.00 - $7,500.00	15%
$7501.00 - $10,000.00	20%
$10,001 - $30,000.00	25%
$30,001.00 - +	50%

Monthly FAN Mail Access and Support Charge	$500.00

Copyright 2011 DST Systems, Inc.

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EXHIBIT C.4, p. 3 of 4

The Monthly FAN Mail Access and Support Charge paid by Customer shall not be included in the eligible fees for purposes of determining any discount.

4.	Gold and Platinum Discounts.

An additional discount shall be applied to the usage fees paid by Customer for (i) Basic FAN Mail Services and (ii) if Customer is utilizing DST's Vision Services pursuant to the applicable DST agreement for such services, Vision Services as follows:

At the beginning of the next calendar year following the first calendar year in which Customer has received Basic FAN Mail Services pursuant to this Service Exhibit, and at the beginning of each calendar year thereafter, DST shall review the average combined monthly usage fees actually paid by Customer for Basic FAN Mail Services and Vision Services for the previous calendar year. In the event the average monthly usage fees paid equal or exceed at least $15,000.00, Customer shall receive the following discounts on all usage fees for Basic FAN Mail Services and, if applicable, Vision Services for the then current calendar year:

Gold Level

Qualification:       Average combined monthly usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed $15,000.00 ($180,000.00 annually) but are less than $25,000.00.

Discount:              If Customer receives only Basic FAN Mail Services, the discount for each billing cycle equals 10% of the usage fees billed for such billing cycle.

If Customer receives both Basic FAN Mail Services and Vision Services, the discount for each billing cycle equals 2½% of Vision usage fees and an additional 2½% (i.e., 12½% total) of Basic FAN Mail usage fees billed for such cycle.

Platinum Level

Qualification:       Average combined monthly usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed $25,000.00 ($300,000.00 annually).

Discount:              If Customer receives only Basic FAN Mail Services, the discount for each billing cycle equals 15% of the usage fees billed for such billing cycle.

If Customer receives both Basic FAN Mail Services and Vision Services, the discount for each billing cycle equals 5% of Vision usage fees and an additional 2½% (i.e., 17½% of total) of Basic FAN Mail usage fees billed for such cycle.

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EXHIBIT C.4, p. 4 of 4

Platinum Plus Level

Qualification:       Average combined monthly usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed $166,666.67 ($2,000,000.00 annually).

Discount:              If Customer receives only Basic FAN Mail Services, the discount for each billing cycle equals 25% of the usage fees billed for such billing cycle.

If Customer receives both Basic FAN Mail Services and Vision Services, the discount for each billing cycle equals 10% of Vision usage fees billed for such cycle.

Each Trust will be charged separately and will not be aggregated for purposes of any FAN Mail Charges and Volume Discounts.

Copyright 2011 DST Systems, Inc.

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EXHIBIT C.5, p. 1 of 2

DST CASH UTILIZATION

INVESTMENT SERVICE19

The following describes the DST Cash Utilization investment service:

1)	Net collected balances: Net collected balances in the Client’s transfer agency bank accounts at UMB Bank, N. A. (“UMB”), will be invested each day in two separate overnight UMB sponsored sweep vehicles with comparable rates of return to UMB’s earnings credit rate.

Money Market Sweep: Balances able to be determined by a predetermined cutoff time each business day will be swept into a Money Market account in DST’s name. This account will be registered as “for the account of DST (Client Name)”. The next morning of a business day, the identical principal amounts will be swept back into the originating accounts with the earnings remaining in the Money Market account. The following business day, balances will again be swept into the Money Market account and will be invested overnight along with residual earnings from previous days, and so on each business day.

Overnight Repo: Each evening of a business day, balances exclusive of those already swept into the Money Market account (with some UMB constraints) will be swept into an overnight Repo investment. The next morning of a business day, principal and earnings amounts will be swept back into the originating accounts, with DST maintaining an ongoing reconciliation of principal versus earnings in customer’s accounts.

No investment advisory functions: DST would not be performing investment advisory functions as a part of this service. The Money Market and Repo sweep vehicles are UMB product offerings.

2)	Lower bank account service charges: For customers electing to use the new Cash Utilization service, DST has renegotiated lower bank account service charges (projected to be 10% less than customer’s current service charges) from UMB by leveraging our collective Transfer Agent and Corporate relationships with the bank. These reduced fees will benefit customer directly and will not be available to smaller, individual customers of the bank.

Service Fee Payment: Each month, UMB will determine customer’s service fees and invoice them to DST. DST will pay them on customer’s behalf from the accumulated earnings of both overnight investment vehicles. DST will provide customer with a copy of the UMB invoice supporting these charges.

3)	DST Fee: DST’s fee for this service allows for DST to collect 25% of all gross overnight investment earnings from both investment vehicles for this Cash Utilization service.

DST Fee Collection: Each month, DST will determine the amount of this fee and deduct it from the accumulated earnings of both overnight investment vehicles. DST will provide customer with detail supporting the calculation of this fee.

19 Requires a separate contract.

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EXHIBIT C.5, p. 2 of 2

DST CASH UTILIZATION

INVESTMENT SERVICE

4)	Net Earnings Credit: Each month, the remaining net earnings, reduced by both UMB and DST service charges, will be credited against the Trusts’ Transfer Agency fees as a direct reduction of Trust expenses. Should earnings exceed fees, the excess earnings will be available to be credited against future fees or returned to the client based on direction from the client.

Reconciliation: DST will perform the reconciliation of earnings, service charges and credits. DST will also determine the apportionment of the credits to the individual Trusts in accordance with the following procedure the portion of the total credit that each Trust receives shall be equal to the percentage of total TA fees that each Trust’s individual fees represent each month. On customer’s TA fee invoice, DST will provide the detail of original gross charges, the amount of the credit for each individual Trust and the net amount due for each Trust. The Trusts would pay DST only the net of total TA fees and reimbursable expenses less the amount of the credits.

5)	Independent, Otherwise Unaffiliated Directors: Customer hereby advises DST that the agreement now being negotiated by and between the Trusts and DST whereby DST is appointed as the transfer agent for the Trusts and this Cash Utilization Investment Service will be, approved by a majority of the directors or trustees of each Trust, including a majority of those directors or trustees who are not officers or employees or, except with respect to their serving as a member of the board of directors or trustees are not otherwise affiliated with the Trust or the Trust’s affiliates, that is, are not “interested persons” of the Trust or its affiliates, as that term is defined in the 1940 Act.

6)	Authorization: Notwithstanding anything in any agreement under which DST is authorized, directly or indirectly, to perform transfer agency, shareholder servicing agency, or related services, whether as principal, agent or sub-agent, to the contrary, DST is hereby authorized and instructed to open bank accounts in DST’s name for the deposit and holding of, and to deposit into and hold in such accounts, all checks and payments received by DST from NSCC, broker-dealers or shareholders, and any other sums received by DST, for investment in shares, while such sums await their actual delivery to and investment in such Trusts.

CURRENT STANDARD MULTI REIT TA Agr 04-28-2009

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EXHIBIT C.6, p. 1 of 5

PRICING SCHEDULE

ADDITIONAL DOCUMENT TO THE PRINT SERVICES SCHEDULE

The Fees in this Pricing Schedule shall be those in effect as of the Effective Date.

1.	PRINT MAIL SERVICES

Application Type: Daily Confirms, Checks, CSUP, Investor Statements, Tax Forms

PROCESSING & PAPER PRODUCTS

	Item	Charge Unit	Unit Price
1.	Application Processing: • Daily Confirms, Investor Statements,	Per sheet simplex	$0.10493
	CSUP	Per sheet duplex	$0.15521
	• Daily Confirms, Investor Statements, CSUP
	CSUP	Per sheet duplex	$0.22954
	• Checks -Dividend, Systematic	Per sheet duplex	$0.15521
	Withdrawal Redemption Aggregated
2.	Letter Size Presort	Per mail piece	$0.03940

3.	Paper	Per sheet	Cost plus 23% mark-up*

4.	Send Envelope	Per envelope	Cost plus 23% mark-up*

5.	Return Envelope	Per envelope	Cost plus 23% mark-up*

6.	Flat Envelope	Per envelope	Cost plus 23% mark-up*

7.	Variable Depth Box	Per box	Cost plus 23% mark-up*

8.	Standard Box	Per box	Cost plus 23% mark-up*

9.	Inserting of Additional Inserts – Customer	Per insert	$0.00600
	Supplied
10.	Inventory Management	Per skid/per month	$60.00

* Cost means the cost of the paper products based on the specific quantity, type and quality of paper ordered and any internal handling or management cost. Materials to be quoted based on Customer’s final specifications at time of live production

CURRENT STANDARD MULTI REIT TA Agr 04-28-2009

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EXHIBIT C.6, p. 2 of 5

1.2	DEVELOPMENT *

	Item	Charge Unit	Unit Price
1.	Programming/Quality Assurance/Print	First year	$10,000.00
	Analysis	Second Year	$40,000.00

*	Total of $50,000.00 Development is to be charged during the first two years of the Schedule. The first amount is charged commencing on the Effective Date and the second amount will be charged on the first anniversary of the Effective Date.

1.3	ADDITIONAL SERVICE FEES

	Item	Charge Unit	Unit Price
1.	Halt/Restart/Abort	Per request	$275.00
2.	Special Handling – General	Per package	$0.26
3.	Special Handling – Manual Insertion	Per package	$1.25
4.	Special Handling – Manual Box	Per box	$3.00
5.	Creative Design Services	Per hour	$140.00

1.4	ELECTRONIC SERVICES

	Item	Charge Unit	Unit Price
1.	Loading/Presentment	Per document	$0.07210
2.	Vision Channel Fee	Per document	$0.02190
	eMail Notification	Per email notification	$0.10000
	eMail Notification Client Fulfillment	Per email	$0.30610
	Document Retention (after 24 months)	Per document	$0.01000

2.0	SERVICE LEVELS

2.1    Forecasting. Customer must notify DST Output sixty (60) days in advance of changes to the volumes shown in Table A below, should the expected deviation be greater than twenty percent (20%).

2.2    Peak Volume. In the event Customer sends to DST Output an Image volume exceeding Peak Volume, then the Absolute Turnaround Time shall increase by twelve (12) hours for every 50% of Peak Volume or portion thereof above Peak Volume beginning with the Corp causing the volume to be in excess of the Peak Volume. The Absolute Turnaround Time for all subsequent Corps in excess of the Peak Volume shall also be increased by twelve (12) hours for every 50% of Peak Volume above Peak Volume until the cumulative total of Image volume in production decreases below the Peak Volume. Any Image volume in excess of Peak Volume (starting with the Corp that caused the overage) shall be excluded from the Monthly Average Turnaround Time calculation for the respective month.

2.3    Turnaround Time Commitment. DST Output shall meet the Turnaround Time set forth in Table A below for each Application for any Image volume up to Peak Volume for five percent (5%) of the monthly Packages of an Application (“Turnaround Time Commitment”). The Turnaround Time Commitment shall not apply to Packages subject to Special Handling or in the event: (a) Customer fails to advise DST Output in accordance with 4.1 above, (b) Customer fails to conform to any specifications applicable to Customer Data and Customer-supplied Inventory, or (c) Customer requests DST Output to place a hold on a production. Customer agrees that during the first month of processing a new Application, the Turnaround Time Commitment shall be increased by an additional twelve (12) hours to establish quality assurance measures.

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EXHIBIT C.6, p. 3 of 5

TABLE A List of Applications, Turnaround Time, Peak Volume and Pricing Assumptions

Application	Print Color	Monthly Packages	Avg. number of Sheets	Turnaround Requirements	Monthly Cutoffs	Frequency	Peak Volume Percentage

Daily Confirms	Monochrome	700	2	48 Hr Absolute	20	Daily	5%

Dividend Checks	Monochrome	1,000	2	72 Hr Absolute	1	Monthly	5%

Dealer Commission Checks	Monochrome	200	5	72 Hr Absolute	4	Weekly	5%

Aggregate Checks	Monochrome	200	5	72 Hr Absolute	1	Monthly	5%

Systematic Withdrawal Checks	Monochrome	10	5	72 Hr Absolute	20	Daily	5%

Redemption Checks	Monochrome	10	5	72 Hr Absolute	20	Daily	5%

CSUP	Monochrome	7,000	2	120 Hr Absolute	1	Monthly	5%

Investor Statements	Monochrome	7,000	2	120 Hr Absolute	1	Monthly	5%

Tax	Monochrome	1,000	1	120 Hr Absolute*	1	Annual	5%

* Alternate Turnaround is 72 hours, with specific pricing

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EXHIBIT C.6, p. 4 of 5

3.0	PRICING

The attached Pricing Schedule sets forth the Fees to be paid by Customer in exchange for the Services.

3.1	Inventory

a.	In the event that DST Output provides paper, DST Output may, once each calendar quarter during the Term of the Agreement, commencing on the first day of the calendar quarter following the initial Application Run, increase or decrease the prices for paper products set forth in the Pricing Attachment by the same percentage as the change in the Bureau of Labor Statistics Producer Price Index series ID: PCU32212132212133. If this index ceases to be published, a comparable index shall be used.

b.	DST Output may order Inventory in not more than one hundred twenty (120) day increments; any price increase or decrease shall be effective for all Inventory (including forms in inventory) for the calendar quarter following the quarterly determination of increase or decrease. The Parties understand and agree that rush charges (as set forth in the Pricing Attachment) are not part of the Inventory prices in the Pricing Attachment but are in addition to those prices and will be billed to Customer at the time that they occur.

c.	Any unused custom Inventory made unusable because of a change or error by Customer will be charged to Customer within thirty (30) days of discontinuance of use at the Inventory rates in the Pricing Attachment (as modified pursuant to this Services Attachment); provided, however, that in no case shall Customer be liable for such unused custom Inventory in excess of the greater of (a) one hundred twenty (120) days’ inventory or, (b) if specified in the Services or Pricing Attachment, the minimum purchase requirement. Customer may time its change of custom Inventory to minimize the unused Inventory, but in no event shall DST Output be required to operate with less than thirty (30) days of Inventory or custom Inventory. The Parties shall cooperate in minimizing operational risk and unused Inventory in the change.

DST Output will provide its standard invoicing reports at no additional cost to Customer. Any additional reports shall be mutually agreed to and are subject to additional charges.

In the event that changes in state or federal laws, regulations or standards (including USPS regulations) increase DST Output's cost of mailing or processing Customer's Applications, then DST Output may increase the Fees or charge a onetime development fee, provided that such adjustment will be limited to Customer’s allocated portion of the increase in mailing and/or processing cost to DST Output or DST Output’s cost of development, as applicable.

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EXHIBIT C.6, p. 5 of 5

4.0	POSTAGE

DST Output’s obligation to perform Services is conditioned upon Customer setting up and maintaining a postage advance account (“Postage Advance Account”) as follows for DST Output to draw upon to pay postage on behalf of Customer. Customer will advance a postage amount equal to four (4) weeks’ worth of required postage (the “Required Balance”), this amount to be advised by DST Output. Thereafter, Customer will be invoiced monthly to replenish the Postage Advance Account equal to the actual postage utilized by DST Output in the mailing of Customer’s Packages. Whenever the Postage Advance Account falls below the Required Balance, as advised in writing by DST Output, Customer will provide DST Output with funds immediately accessible to DST Output to restore the Required Balance at least twenty-four (24) hours in advance of commencement of mailing. DST Output shall notify Customer of any adjustments to the Required Balance via invoicing. DST Output shall have no obligation to mail Packages unless and until sufficient postage is available in the Postage Advance Account for mailing of Customer’s Packages.

USPS Move Update Requirements. The USPS requires that all address lists are updated no more than 95 days prior to the mailing date or as otherwise required by the USPS (“Move Update Requirements”). The USPS considers the owner of mailings lists the responsible party for meeting the Move Update Requirements. Since Customer retains ownership of its address lists, Customer is responsible for meeting the Move Update Requirements. As the mailing agent for Customer, DST Output has to certify to the USPS that all postal requirements, including the Move Update Requirements, have been met at the time any postal discounts are claimed. To enable DST Output to provide such certification to the USPS, Customer shall provide DST Output with an executed Certification of Move Update Compliance PS Form 6014 or other document as requested by DST Output from time to time evidencing such compliance. DST Output shall not be liable for any increased postage or other damages that result from Customer’s failure to comply with the Move Update Requirements.

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